Exhibit 99.1
Grupo Guascor, S.L. and
Subsidiaries
Audit Report,
Consolidated Annual Accounts as at 31 December 2010 and
Directors’ Report for 2010

Report of Independent Registered Public Accounting Firm
To the shareholders of Grupo Guascor, S.L.:
In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Grupo Guascor, S.L. and subsidiaries at December 31, 2010 and December 31, 2009, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in Spain. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers Auditores, S.L.
Vitoria, España
June 30, 2011

Grupo Guascor, S.L.
and subsidiaries
Consolidated annual accounts
31 December 2010

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
CONTENTS OF THE CONSOLIDATED ANNUAL ACCOUNTS
CONSOLIDATED BALANCE SHEETS AT 31 DECEMBER 2010 AND 2009 (Thousand euro)

	Note	2010	2009
NON-CURRENT ASSETS		213,394	222,761

Intangible assets	5	36,684	37,247

Property, plant and equipment	6	122,153	128,908

Land and buildings		31,345	33,265
Other installations, machinery, tooling, furnishings and other fixed assets		88,759	94,235
Fixed assets in course of construction and advance payments		2,049	1,408
Long-term investments in Group companies and associates		5,501	6,160

Investments carried under the equity method	7	2,809	3,299
Equity instruments	8	602	405
Loans to companies	8	2,090	2,456
Long-term investments	8	11,928	10,753

Equity instruments		137	286
Long-term loans to companies		6,948	6,312
Other financial assets		4,843	4,155
Deferred tax assets	14	37,128	39,693

CURRENT ASSETS		204,503	161,339

Inventories	9	56,212	54,874

Goods purchased for resale		2,413	2,198
Raw materials and other supplies		25,295	16,129
Work in progress and semi-finished goods		19,627	22,137
Finished products		7,759	13,098
Prepayments to suppliers		1,118	1,313
Trade and other accounts receivable	8	103,607	67,819

Trade receivables for sales and services rendered		70,364	45,465
Trade receivables, Group companies and associates		3,202	3,197
Other receivables		30,041	19,157
Short-term financial assets	8	11,503	19,276

Short-term loans to companies		1,502	1,578
Other financial assets		10,001	17,698
Accruals and deferred income		808	642

Cash and cash equivalents		32,373	18,728

Cash at bank and in hand		32,373	17,024
Cash equivalents		—	1,704

TOTAL ASSETS		417,897	384,100

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AT 31 DECEMBER 2010 AND 2009 (Thousand euro)

	Note	2010	2009
EQUITY	10	88,865	64,721

Shareholders’ funds		70,024	51,788

Capital		23,441	23,441

Authorised capital		23,441	23,442
Share premium		32,699	32,699

Reserves and prior-year results		4,052	1,473

Legal reserve		2,713	2,455
Voluntary reserves		1,339	(982)
Reserves in consolidated companies		(3,231)	(14,835)

Reserves in equity method companies			—

Results for the year attributable to the Parent Company		13,063	9,010

Consolidated profit/(loss)		14,633	10,999
Gains and losses minority shareholders		(1,570)	(1,989)
Measurement adjustments		28	(5,624)

Translation differences in consolidated companies		28	(5,624)
Grants, donations and bequests received		12,468	9,610

Minority interests		6,345	8,947

NON-CURRENT LIABILITIES		155,506	171,844

Long-term provisions	11	894	5,441

Other provisions		894	5,441
Long-term payables	12	138,021	145,820

Bank borrowings		36,829	42,009
Bank loans (Project Finance)		34,759	41,933
Payables, participating loans		15,739	13,700
Other payables		50,694	48,178
Long-term payables to Group companies and associates		7,343	7,191

Amounts payable to Group companies		7,343	7,191
Deferred tax liabilities	14	9,248	13,392

CURRENT LIABILITIES		173,526	147,535

Short-term provisions	11	9,231	18,326

Short-term payables	12	41,713	41,527

Bank borrowings		22,910	11,348
Bank loans (Project Finance)		13,052	20,746
Other financial liabilities		5,751	9,433
Trade and other payables	12	122,196	87,347

Trade payables		68,089	45,792
Advance payments from customers		29,962	24,776
Sundry payables		9,330	6,000
Personnel		3,705	2,866
Other amounts payable to the Public Administrations		11,110	7,913
Accruals and deferred income		386	335

TOTAL LIABILITIES AND EQUITY		417,897	384,100

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS FOR THE YEARS ENDED 31 December 2010 AND 2009 (Expressed in thousand euro)

	Note	2010	2009
CONTINUING OPERATIONS
Revenue	15	311,969	252,660

Changes in inventories of finished products and work in progress	15	(7,849)	(2,656)

Own work capitalized		9,376	6,879

Raw materials and consumables	15	(162,130)	(126,729)

Consumption of raw materials and other consumable materials		(144,263)	(115,260)
Subcontracted work		(18,824)	(8,584)
Impairment of goods for resale, raw materials and other		957	(2,885)
Other operating income		1,911	5,565

Sundry and other income		840	3,116
Operating grants released to income during the year		1,071	2,449
Personnel expenses	15	(49,202)	(44,896)

Wages, salaries and similar remuneration		(39,845)	(36,200)
Staff welfare expenses		(9,357)	(8,696)
Other operating expenses		(59,234)	(54,051)

External services		(39,373)	(26,340)
Taxes		(349)	(1,203)
Other expenses		(18,930)	(22,563)
Losses, impairment and changes in trade provisions		(582)	(3,945)
Fixed asset depreciation	5-6	(20,982)	(16,153)

Impairment and profit/ loss on fixed asset disposals	5	195	(2)

Excess provisions		3,953	96

Release of non-financial fixed asset grants and other		9,931	5,715

OPERATING RESULTS		37,938	26,428

Financial income		1,563	3,271

Shares in equity instruments
From third parties		33	77

Marketable securities and other financial instruments		1,530	3,194

From third parties		1,530	3,194
Financial expenses		(14,864)	(17,848)

Payables to third parties		(14,864)	(17,848)
Gains/(losses) on exchange		676	2,008

Change in fair value of financial instruments		(824)	(392)

Impairment and results on disposal of financial instruments		(691)	40

Impairment and losses		(691)	40
NET FINANCIAL INCOME/(EXPENSE)	15	(14,140)	(12,921)

Share in profits (losses) — equity method companies	7	18	—

PROFIT/(LOSS) BEFORE TAXES		23,816	13,507

Corporate income tax	14	(6,276)	(2,508)
PROFIT FOR YEAR FROM CONTINUING OPERATIONS		17,540	10,999

PROFIT/LOSS FOR YEAR FROM DISCONTINUED OPERATIONS		(2,907)	—

CONSOLIDATED PROFIT/(LOSS) FOR THE YEAR		14,633	10,999

Profit/(loss) attributed to parent company		13,063	9,010
Profit/(loss) attributed to minority interests	10	1,570	1,989

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY FOR THE YEARS ENDED 31 December 2010 AND 2009
A) STATEMENT OF RECOGNISED INCOME AND EXPENSE (thousand euro)

	31/12/2010	31/12/2009
Consolidated profit for the year	14,633	10,999

- Grants, donations and bequests received	12,960	7,050
- Translation differences	6,154	7,462
- Tax impact	(1,939)	—

Total income and expense attributed directly to consolidated equity	17,175	14,512

- Translation differences	270	—
- Grants, donations and bequests received	(9,931)	(4,866)
- Tax impact	1,794	—

Total transfers to the consolidated income statement	(7,867)	(4,866)

TOTAL RECOGNISED CONSOLIDATED INCOME AND EXPENSE	23,941	20,645

B) CONSOLIDATED STATEMENT OF TOTAL CHANGES IN EQUITY (Thousand euro)

				Results for the
				year attributable
	Authorised	Share		to the parent	Translation		Minority
	capital	premium	Reserves	company	differences	Grants	interests	Total
Opening balance 2009	23,005	25,135	(22,754)	9,388	(13,086)	7,426	5,923	35,037

Total recognised revenues and expenses	—	—	—	9,010	7,462	2,184	1,989	20,645
Distribution of 2008 results	—	—	9,388	(9,388)	—	—	—	—
Share capital increase	436	7,564						8,000
Other changes in equity			4	—	—	—	1,035	1,039

Closing balance 2009	23,441	32,699	(13,362)	9,010	(5,624)	9,610	8,947	64,721

Adaptation to new regulations for preparation of consolidated accounts (Note 2.b)	—	—	5,078	—	—	—	(5,078)	—

	23,441	32,699	(8,284)	9,010	(5,624)	9,610	3,869	64,721

Total recognised revenues and expenses	—	—	—	13,063	6,424	2,884	1,570	23,941
Distribution of 2009 results	—	—	9,010	(9,010)	—	—	—	—
Other changes in equity			95		(772)	(26)	906	203

Closing balance 2010	23,441	32,699	821	13,063	28	12,468	6,345	88,865

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
CONSOLIDATED CASH FLOW STATEMENTS FOR THE YEARS ENDED 31 DECEMBER 2010 AND 2009 (thousand euro)

	Notes	31/12/2010	31/12/2009
CASH FLOWS FROM OPERATING ACTIVITIES
Profit/(loss) for the year before tax		20,909	13,507
Adjustments to results		32,783	37,732
Changes in working capital		80	(10,122)
Other cash flows from operating activities		(22,207)	(9,734)

Cash flows from operating activities	17	31,564	31,383

CASH FLOWS FROM INVESTING ACTIVITIES
Amounts paid on investments		(20,587)	(13,637)
Collections on divestments		2,955	1,028

Cash flows from investing activities	17	(17,632)	(12.609)

CASH FLOWS FROM FINANCING ACTIVITIES
Collections and payments equity instruments		8,490	13,839
Collections and payments financial liability instruments		(8,777)	(36,247)

Cash flows from financing activities	17	(287)	(22,408)

NET INCREASE/DECREASE IN CASH OR CASH EQUIVALENTS		13,645	(3,634)

Cash and cash equivalents at beginning of the year		18,728	22,362
Cash and cash equivalents at year end		32,373	18,728

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
1. General information
i) Activity
Grupo Guascor was set up in 1966 in order to manufacture industrial engines and marine propulsion engines. Its registered office for mercantile and tax purposes is located in Alava.
Since 1994 Grupo Guascor has carried out other complementary activities such as the design, construction and exploitation of energy generation and cogeneration plants and mini-hydroelectric plants, and the development and exploitation of wind farms and biomass, used oil and landfill energy recovery, farming purine processing, used tyres facilities etc.
During 2009 Grupo Guascor has had a large business portfolio, mainly made up of:
•	Photovoltaic solar energy,
•	Wind energy,
•	Industrial and marine engine manufacture,
•	Design and construction (on a turn-key basis) of industrial plants,
•	Services (subcontracting of operations and maintenance etc),
•	Energy generation (principally energy generation in isolated zones in Brazil and animal waste treatment in Spain).
For management purposes, these lines of business are grouped into the following segments:
•	Power, mainly covering industrial and marine engine production,
•	Renewable energies. This mainly includes photovoltaic solar energy, wind power and other energy facilities.
•	Services
ii) Markets
The activities described above are carried out in both Spain and abroad since the Guascor Group’s approach is clearly global. They are normally performed through the acquisition of a holding in companies giving rise to different controlling interests that enable the corporate objects of the parent company, Grupo Guascor S.L., to be carried out, through such activities.
The photovoltaic facilities constructed and occasionally exploited by the Group are governed by Royal Decree 661/2007 of 5 May 2007, for facilities prior to 29 September 2008, and by Royal Decree 1578/2008, of 26 September 2008, for facilities after that date. Such legislation contains the applicable tariff framework.
At the 2010 and 2009 year end Grupo Guascor, S.L. is the parent of a group (“the Group”), made up of the subsidiaries and associates detailed in Appendices I and II, respectively.
There have been no significant changes in the consolidation scope in 2010 and 2009.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
For the purposes of preparing the consolidated annual accounts, a group is understood to exist when the parent company has one or more subsidiaries, i.e. companies controlled directly or indirectly. The principles applied in the preparation of the Group’s consolidated annual accounts, together with the consolidation scope, are set out in Note 3.1.
2. Basis of presentation
a) Fair presentation
The consolidated annual accounts have been prepared on the basis of the accounting records of Grupo Guascor, S.L. and consolidated companies and include all adjustments and reclassifications required for consistency with the Group’s accounting policies in terms of both timing and values.
These consolidated accounts are presented in accordance with current mercantile legislation contained in the Code of Commerce, as amended under Law 16/2007 on the reform and adaptation of accounting legislation, to bring it into line with international regulations and EU legislation; Royal Decree 1514/2007 which approved the new Spanish Chart of Accounts, and Royal Decree 1159/2010 which approved the rules for drawing up consolidated annual accounts, when this does not conflict with the amended mercantile regulations mentioned above, in order to present fairly the Group’s financial situation and results, and the veracity of the cash flows included in the cash flow statement.
b) Changes in accounting policies under Royal Decree 1159/2010
Royal Decree 1159/2010, which approved the regulations governing the preparation of consolidated annual accounts and amended the Chart of Accounts approved under Royal Decree 1514/2007, and the Chart of Accounts for small and medium sized enterprises approved by Royal Decree 1515/2007, were published in the Official State Gazette on 24 September 2010.
This Royal Decree is applicable to consolidated accounts for financial years commencing as from 1 January 2010 (Transitional Provision Three).
Main changes in regulations for preparing consolidated annual accounts
The main novelties in these regulations that affect the Group are as follows:
•
Although the calculations concerning the consolidation of Group companies in years prior to 1 January 2010 have been maintained in these consolidated annual accounts, the parent company reserves include €5,078 thousand to recognise the negative balance in minority shareholders, as provided in Transitional Provision 1.3 of Royal Decree 1159/2010.

•
The concept of control is strengthened through its definition as the power to direct an entity’s financial and operating policies in order to obtain profits from its activities, over and above ownership or interest criteria. In line with this new concept, no new companies have been included in the consolidation scope.

•
The new concept for Group implies that the parent company is the one which “may exercise control” while the previous wording was “holding control”. This has not led to any changes in the consolidation scope.

•
The takeover of the investee entails a qualitative change in the Group’s net assets which requires the utilisation of the rules applicable to business swaps and therefore the obligation to recognise the relevant income in the income statement. In this respect, the previous holding in the parent company must be measured at fair value and therefore an impact on equity arises in the elimination investment — equity. No impact on the Group.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
•
Likewise, if a holding is maintained after the loss of control over a subsidiary, the swap of the group of assets and liabilities which are derecognised in exchange for the consideration received, including the holding that is kept, requires the latter to be accounted for at fair value, and the pertinent income to be recognised. No impact on the Group.

•	Reverse mergers, where a parent is acquired by a subsidiary, are also regulated. No reverse mergers have taken place during the year and therefore this item has no effect on the Group.
•
The rules provide for a euro conversion system which is similar to the end-of-year exchange rate method regulated under the 1991 legislation. The main novelty is the consideration of goodwill as an asset of the subsidiary, meaning that it should not be measured at historical exchange rates, and the requirement that the translation difference accumulated in equity be reclassified to the income statement when the investment is disposed by other means abroad, i.e. when the company ceases to be exposed to exchange rate risk, in particular when its investment is recovered in the form of dividends. Since there is no goodwill denominated in foreign currency, there is no impact on the Group.

Pursuant to Transitional Provision 2 of Royal Decree 1159/2010, the parent company has chosen to consider these 2010 annual accounts as initial accounts for the purposes of comparability and consistency. Therefore, the comparative figures for the previous year have not been brought into line with the new standards. However, since the changes made under said Royal Decree are not applicable to the Group, their inclusion does not affect the comparability or consistency of these accounts.
c) Critical valuation issues and estimates of uncertainty
The preparation of the financial statements requires the use by the Group of certain estimates and judgements in relation to the future and that are assessed constantly and are based on historical experience and other factors, including expectations of future events considered reasonable under the circumstances.
The resulting accounting estimates will, by definition, seldom match the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.
Revenue recognition
The Group uses the percentage of completion method to account for some of the turn-key projects that it carries on. Under this method, the cost of the services performed at each balance sheet date must be estimated as a proportion of total costs to be incurred in each project and this percentage is used to recognise revenues at the balance sheet date for this type of projects.
Useful lives of property, plant and equipment
The Group’s management determines estimated useful lives and related depreciation charges for its plant and equipment. This estimate is based on the forecast life cycles of the products manufactured by the Group. This could change significantly as a result of technical innovations and competitor actions in response to the sector’s future development. Management will increase the depreciation charge where useful lives are shorter than previously estimated, and write off or write down technically obsolete or non-strategic assets that have been abandoned or sold.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Fair value of financial instruments
The fair value of financial instruments that are not traded on an active market is determined using valuation techniques. Group management uses its judgement to select a variety of methods and make assumptions that are mainly based on market conditions existing at each balance sheet date.
Guarantees
As is standard practice in the sector, the Group offers customers warranties in relation to the completion of turn-key projects and the products it sells. Group management uses its judgement to determine the amount of the provisions for possible warranty claims. Such provisions are estimated on the basis of technical forecasts and historical data concerning estimated defect rates and repair costs and are reviewed and adjusted regularly.
d) Currency of presentation
The annual accounts have been expressed in thousand euro.
3. Accounting policies
3.1. Consolidation principles

a) Subsidiaries
Subsidiaries are all companies, including special purpose entities, which are or may be directly or indirectly controlled by the Group. Control is understood as the power to direct a business’s financial and operational policy to make a profit from its activities. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. Subsidiaries are consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.
The acquisition of subsidiaries is accounted for using the acquisition method. Acquisition cost is the fair value of the asset delivered, the equity instruments issued and the liabilities incurred or assumed at the date of exchange, the fair value of any additional consideration that depends on future events (provided they are probable and may be reliably measured) plus the costs directly attributable to the acquisition.
The assets, liabilities, income and expenses of subsidiaries are included in the consolidated annual accounts using the full consolidation method.
1.	Carrying values of the interests in subsidiaries are offset, on the acquisition date, against the proportion that they represent in relation to the fair value of the assets and liabilities acquired.

2.
The difference between the carrying value of the interest and the value attributable to the interest of the fair value of the assets and liabilities acquired is recognised, if positive, as goodwill on consolidation. In the exceptional event that said difference is negative, it is recognised as income for the year in the consolidated income statement.

3.
Group companies’ assets and liabilities are included in the consolidated balance sheet using the same valuations as those at which they were carried in the respective balance sheets of those companies, except for assets acquired and liabilities assumed as at the acquisition date, which are included in the consolidated balance sheet based on their fair value at the acquisition date, after taking into account the depreciation and impairment arising since said date.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
4.	Subsidiaries’ income and expenses are recorded in the consolidated annual accounts.

5.
Accounts receivable and payable between consolidated companies, income and expenses relating to transactions between them and the profits generated by said transactions which are not realised vis-à-vis third parties, are eliminated on consolidation.

When a controlling interest is acquired in stages, the goodwill (or negative difference on consolidation) is determined for each individual transaction as the difference between the carrying value of the interest and the net amount of the fair value of the identifiable assets and liabilities existing at said date attributable to the interest. Identifiable assets and liabilities acquired are accounted for based on the fair value at the time of the acquisition of the controlling interest. Minority interests are carried based on the relevant interest in capital.
The difference between the net attributable amount of the fair value of the assets and liabilities acquired and existing at the date of the acquisition of the controlling interest and the net figure corresponding to each date on which the interest was acquired, gives rise to an adjustment in the reserves of the consolidated company, which figures net of the relevant tax effect.
Schedule I provides a breakdown of the identifying details of the subsidiaries included in the scope of consolidation by means of the full consolidation method.
b) Minority interests and transactions with minority shareholders
Additional acquisitions of minority shareholders’ interests constitute a transaction involving treasury shares, which entails reducing Minority interests by the amount by which their interest is reduced in the consolidated balance sheet. Shareholders’ funds are adjusted by the difference between the value of the consideration delivered and the amount by which minority interests have been adjusted. There is no change in goodwill on consolidation and assets or liabilities on the consolidated balance sheet.
Further investment, that does not increase the interest, does not result in additional differences with respect to those on first consolidation initially determined.
In the event of a decrease in the percentage interest held in the capital of the subsidiaries without a loss of control, the heading minority interests is increased by the amount by which the minority shareholder interest is increased in the consolidated balance sheet and reserves are adjusted for the difference between the consideration received and the amount of the adjustment to minority interests. There are no gains or losses. The amount of goodwill on consolidation recognised does not change and nor does the amount of assets or liabilities on the consolidated balance sheet.
Indications of goodwill impairment are deemed to exist when the transaction entails a significant fall in reserves with respect to the amount of the transaction.
If the decrease in the percentage interest entails the loss of control, results are reflected for the difference between the value of the consideration received and the carrying value in the consolidated accounts attributable to the interest sold. Similarly, the total amount of income and expenses recognised directly in the subsidiary’s equity is transferred to profit and loss as part of the results on the disposal of the interests.
If, after the loss of control, the company becomes a jointly-controlled company or associate, it is initially consolidated under the equity method on the basis of the consolidated assets and liabilities attributable to that interest while the equity items attributable to that interest are maintained. If the interest held after the transaction does not qualify as a jointly-controlled company or associate, its cost is the consolidated carrying value on the date on which it no longer forms part of the consolidation scope.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
When the investment is reduced without this causing a decrease in the percentage interest, no changes are made to consolidation goodwill or negative consolidation differences.
c) Jointly-controlled entities
The Group participates in joint ventures through the formation of an independent legal entity or jointly controlled companies.
d) Jointly-controlled companies
Jointly-controlled companies are those that are managed by the Group jointly with other non-Group companies. Jointly-controlled companies are included in the consolidated accounts using the equity method as detailed in section e) below. This method is applied to all jointly-controlled companies.
Schedule III to these notes includes a breakdown of the identification details of the jointly- controlled companies in which the Group participates and that have been proportionately consolidated.
e) Associates
Associates are all those entities over which some of the companies included in the consolidation exercise significant influence. Significant influence is understood to exist when the Group has an interest in the company and is able to take part in its financial and operational policy decisions without having control.
The Group also participates in some jointly-controlled companies that are managed by the Group jointly with other non-Group companies. Jointly-controlled companies are carried under the equity method in the consolidated accounts.
When the equity method is applied for the first time, investments in associates are carried at the amount relating to the percentage that such interest represents at the time of the investment, with respect to the fair value of the assets acquired and liabilities assumed. If the difference between the cost of the interest and this value is positive, it is included in the carrying value of the investment. If negative, the difference is taken directly to the income statement.
Changes in the year in progress in the company’s equity included in the consolidated annual accounts using the equity method, following the elimination of the proportion deriving from the results generated on transactions between that company and the company that holds the interest or any group company, not realised with respect to third parties, increase or decrease, as appropriate, the carrying value of that interest in the pertinent proportion, taking into account amortisation/ depreciation since the method was first applied.
Profits distributed by the company included in the consolidated annual accounts using the equity method reduce the carrying value of the interest.
The accounts of associates are standardised from a value and timing viewpoint in the same way as for subsidiaries.
Schedule II provides the identifying details of the associates included in the scope of consolidation using the equity method.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
3.2. Intangible assets
a) Research and development expenses
Research expenditure is recognised as an expense when incurred. Development costs incurred in projects are recognised as intangible assets when it is probable that the project will be a success considering its technological and commercial feasibility, there are sufficient technical and financial resources to complete it, the costs incurred may be measured reliably and a profit is likely to be generated.
Other development expenditure is recognised as an expense as incurred. Development costs previously recognised as an expense are not recognised as an asset in a subsequent period. Development costs with a finite useful life that have been capitalised are amortised on a straight-line basis over the period of the project’s expected benefit, not exceeding five years.
If an asset’s carrying amount is greater than its estimated recoverable amount, its carrying amount is written down immediately to its recoverable amount (Note 3.5).
If the circumstances favouring the project that permitted the capitalisation of the development costs change, the unamortised portion is expensed in the year of change.
b) Concessions, patents, licenses, trademarks and similar items
Patent and concessions are carried under assets at cost less accumulated amortisation and the accumulated amount of recognised value adjustments for impairment. They are amortised on a straight-line basis over their estimated duration.
c) Computer applications
Acquired computer software licences are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives.
Expenses associated with software maintenance are recognised when incurred. Costs that are directly associated with the production of identifiable and unique software products controlled by the Group, and that will probably generate economic benefits exceeding costs beyond one year, are recognised as intangible assets. Direct costs include the software development employee costs and an appropriate portion of relevant overhead.
Software development costs recognised as assets are amortised over the software’s estimated useful life (which does not exceed 5 years).
d) Emission rights
Greenhouse gas emission rights transferred to the company under the National Assignment Plan or acquired by the company, are stated at acquisition price or production cost. When dealing with emission rights acquired gratuitously, the present use value at the time of acquisition is considered the acquisition price.
Emission rights are not amortised. The necessary provisions are recorded in order to attribute to them the corresponding lower market value at the end of each year, provided that their carrying value is not recoverable through the generation of sufficient revenues to cover all costs and expenses. Such provisions are cancelled as and when the reasons for establishing them disappear.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Expenses relating to greenhouse emission rights accrue as and when such gases are emitted and are reflected in operating expenses. The relevant provision for liabilities and charges is established at the year end since the exact amount involved is not known at that date. This provision is reflected until the obligation is settled through the delivery of the relevant emission rights.
The amount of the aforementioned expenses and the related provision is determined taking into account that the obligation will be settled:
•
Firstly, through the emission rights transferred to the company under the National Assignment Plan. The expense relating to that obligation will be quantified on the basis of the carrying value of the emission rights transferred under the National Assignment Plan.

•	Other emission rights that figure on the company’s balance sheet are carried under the average price method.
•
In the event that gas emissions entail the need to acquire emission rights, the expense pertaining to the shortfall in rights should also be taken into account, quantified on the basis of the best estimate possible of the necessary amount to acquire such shortfall.

Non-repayable grants associated with emission rights are reflected as “Grants, donations and bequests” and are released to income as and when the expenses deriving from the gas emissions related to the subsidized emission rights are taken to results. In the event of the impairment of emission rights, the relevant grant is taken to results in proportion to the same.
3.3. Property, plant and equipment
Property, plant and equipment are stated at acquisition price or production cost less accumulated depreciation and accumulated impairment losses recognised.
Own work capitalised is measured by adding to the price of the consumable materials used the direct or indirect costs attributable to the assets.
Costs incurred to extend, modernise or improve property, plant and equipment are only recorded as an increase in the value of the asset when the capacity, productivity or useful life of the asset is extended and it is possible to ascertain or estimate the carrying amount of the assets that have been replaced in inventories.
The cost of major repairs is capitalised and depreciated over the estimated useful life of the asset, while recurring maintenance costs are charged to the income statement in the year in which they are incurred.
Depreciation of property, plant and equipment, with the exception of land, which is not depreciated, is calculated systematically using the straight-line method over the assets’ estimated useful lives based on the actual decline in value brought about by operation, use and possession. The depreciation rates applied are as follows:

Estimated useful life, years
Buildings	25-50
Plant	10-15
Machinery	10-15
Furnishings	5-10
Tooling	5-10
Vehicles	5-10
Computer equipment	6-7

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
The residual values and useful lives of assets are reviewed and adjusted, if necessary, at each balance sheet date.
If an asset’s carrying amount is greater than its estimated recoverable amount, its carrying amount is written down immediately to its recoverable amount (Note 3.5).
Gains and losses on the sale of tangible fixed assets are calculated by comparing the revenue obtained with the carrying value and are included in the income statement.
3.4. Borrowing costs
Interest costs directly attributable to the acquisition or construction of fixed assets that require more than one year before they may be brought into use are included in the cost of the assets until they are ready for use.
3.5. Losses due to impairment of non-financial assets
Assets that have an indefinite useful life are not subject to depreciation and are tested annually for impairment. The Group has no assets with an indefinite useful life except for consolidation goodwill. Assets subject to amortisation are tested for impairment whenever events or changes in circumstances indicate that carrying value may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount, understood as the asset’s fair value less the higher of costs to sell and value in use. For the purposes of assessing impairment losses, assets are grouped together at the lowest level for which there are separately identifiable cash flows (Cash Generating Units). Non-financial assets, other than goodwill, which are impaired, are reviewed at the balance sheet date for reversal of the loss.
3.6. Financial assets
a) Loans and receivables
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted on an active market. They are included in current assets except for maturities of more than 12 months of the balance sheet date that are classified as non-current assets. Loans and receivables are included in “Loans to companies” and “Trade and other receivables” in the balance sheet.
Financial assets are initially carried at fair value, including directly attributable transaction costs, and are subsequently measured at amortised cost. Accrued interest is recognised at the effective interest rate, which is the discount rate that brings the instrument’s carrying amount into line with all estimated cash flows to maturity. Trade receivables falling due in less than one year are carried at their face value at both initial recognition and subsequent measurement, provided that the effect of not discounting flows is not significant.
At the year end, at least, the necessary value adjustments are made to account for impairment when there is objective evidence that all receivables will not be collected.
The amount of the impairment loss is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate prevailing at the date of initial recognition. Value adjustments, and reversals, where applicable, are recognised in the income statement.
Financial assets are written off when substantially all the risks and rewards attaching to ownership of the asset are transferred. Specifically, for accounts receivable, this situation is generally understood to arise if the insolvency and default risks have been transferred.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
b) Available-for-sale financial assets
This category includes debt securities and equity instruments that are not classified in any of the above categories. They are included in non-current assets unless management intends to dispose of the investment within 12 months of the balance sheet date.
They are measured at fair value and any changes are recorded in equity until the asset is disposed of or is impaired, at which time accumulated gains and losses are taken to the income statement provided that such fair value can be determined. Otherwise, they are reflected at cost less impairment. In the event that fair value cannot be determined, they are carried at cost.
For available-for-sale financial assets, value adjustments are made if there is objective evidence of impairment as a result of a reduction or delay in estimated future cash flows in the case of debt instruments acquired or owing to the non-recoverability of the asset’s carrying value in the case of investments in equity instruments. The value adjustment is the difference between cost and amortised cost less, if appropriate, any value adjustment previously recognised in the income statement and fair value at the time of measurement. For equity instruments measured at cost because fair value cannot be determined, the value adjustment is determined in the same way as investments in the equity of group companies, jointly-controlled entities and associates.
If there is objective evidence of impairment, the Group recognises the cumulative loss previously recognised in equity in respect of the decline in fair value in the income statement. Impairment losses recognised in the income statement on equity instruments are not reversed through the income statement.
The fair values of quoted investments are based on prevailing bid prices. If the market for a financial asset is not active (and for unlisted securities), the Group establishes fair value by using valuation techniques. These include the use of recent arm’s length transactions, references to other instruments that are substantially the same, discounted cash flow analysis and option pricing models, making maximum use of observable market data and relying as little as possible on the Company’s subjective considerations.
Financial assets are written off when substantially all the risks and rewards attaching to ownership of the asset are transferred.
3.7. Goodwill on consolidation
Goodwill represents the difference, at the acquisition date between the cost of the acquisition of the shareholding in Group and jointly-controlled companies and the fair value of the net identifiable assets acquired on the transaction. Exceptionally if the value of the identifiable assets acquired less the liabilities assumed in the terms contained above is higher than the cost of the business combination, the excess is accounted for in the income statement as revenue.
When initially recognized, goodwill is stated as mentioned in Note 3.1. (a).

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Goodwill is not amortized and is tested annually for impairment. After its initial recognition, it is carried at cost less accumulated impairment losses.
Measurement adjustments for goodwill impairment are recorded as an expense on the income statement and are not reversed in subsequent years.
Goodwill is allocated to cash-generating units (CGUs) for the purpose of impairment testing. It is allocated to those CGUs that are expected to benefit from the business combination that generated such goodwill.
3.8. Inventories
Inventories are stated at the lower of cost and net realisable value. When the net realisable value of inventories is less than cost, the appropriate value adjustments are made and recognised as an expense in the income statement. If the circumstances that caused the value adjustment cease to exist, the adjustment is reversed and income is recognised in the income statement.
Raw material inventories are stated using FIFO. The cost of finished products and work in progress comprises raw materials, direct labour, other direct costs and general production overheads (based on normal operating capacity). The net realisable value is the estimated selling price in the ordinary course of business, less estimated costs necessary to complete the sale and, in the case of raw materials and work in progress, the estimated costs necessary to complete their manufacture.
In the case of inventories that require a period exceeding one year to be ready to be sold, financial expense is included in the cost in the same terms established for assets.
3.9. Equity
Share capital consists of ordinary shares.
The costs of issuing new shares or options are recognised directly in equity as a reduction in reserves.
3.10. Financial liabilities
Creditors and payables
This includes trade and non-trade payables. Borrowings are classed as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months as from the balance sheet date.
Payables are initially recognised at fair value, adjusted for directly attributable transaction costs, and subsequently measured at amortised cost using the effective interest method. The effective interest rate is the discount rate that brings the instrument’s carrying amount into line with the expected future flow of payments to the maturity date of the liability.
Nonetheless, trade payables falling due in less than one year without a contractual interest rate are carried at their face value at both initial recognition and subsequent measurement, provided that the effect of not discounting flows is not significant.
In the event of the renegotiation of existing debts, the financial liability is not deemed to change significantly when the lender of the new loan is the same as the initial lender and the present value of cash flows, including net fees, is not more than 10% higher or lower than the present value of cash flows payable on the original liability, calculated using the same method.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
3.11. Grants received
Repayable grants are recognised under liabilities until the conditions are fulfilled for the grants to be treated as non-repayable. Non-repayable grants are recognised directly in equity and are released to income on a systematic and rational basis in line with grant costs. Non-repayable grants received from shareholders are recognised directly in equity.
A grant is deemed to be non-repayable when it is awarded under a specific agreement, all stipulated grant conditions have been fulfilled and there are no reasonable doubts that it will be collected.
Monetary grants are carried at the fair value of the amount granted and non-monetary grants are carried at the fair value of the asset received, at the recognition date in both cases.
Non-repayable grants related to the acquisition of intangible assets, property, plant and equipment, and investment property are recognised as income for the period in proportion to the amortisation or depreciation charged on the relevant assets or, if applicable, upon their sale, value adjustment or write-off. Non-repayable grants related to specific costs are recognised in the income statement in the period in which the relevant costs accrue, and non-repayable grants awarded to offset an operating deficit are recognised in the year they are awarded, unless they are used to offset an operating deficit in future years, in which case they are recognised in those years.
3.12. Current and deferred taxes
Income tax expense (income) is that amount of income tax that accrues during the period. It includes both current and deferred tax expense (income).
Both current and deferred tax expense (income) is recognised in the income statement. However, the tax effect of items recorded directly in equity is recognised in equity.
Current tax assets and liabilities are carried at the amounts that are expected to be payable to or recoverable from the tax authorities, in accordance with prevailing legislation or regulations that have been approved and are pending publication at the year end.
Deferred income tax is calculated, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts. However, if the deferred taxes arise from the initial recognition of a liability or an asset on a transaction other than a business combination that at the time of the transaction has no effect on the tax or accounting gain or loss, they are not recognised. The deferred tax is determined applying tax regulations and rates approved or about to be approved at the balance sheet date and which are expected to be applied when the corresponding deferred tax asset is realised or deferred tax liability is settled.
Deferred tax assets are recognised insofar as future tax profits will probably arise against which to offset the temporary differences.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Deferred taxes on temporary differences arising on investments in subsidiaries, associates and joint ventures are recognised, except where the Group is able to control the reversal date of the temporary differences and such differences are unlikely to reverse in the foreseeable future.
Grupo Guascor, S.L. pays tax under the tax consolidation regime with a tax group represented by the Company and made up of the companies indicated in Schedule I.
3.13. Employee benefits
Termination benefits
Termination benefits are payable when employment is terminated before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognises termination benefits when it is demonstrably committed to either: terminating the employment of employees according to a detailed formal plan without possibility of withdrawal; or providing termination benefits as a result of an offer made to encourage voluntary redundancy. Benefits falling due more than 12 months after balance sheet date are discounted to present value.
3.14. Provisions and contingent liabilities
Provisions for legal claims are recognised when the Group has a present legal or constructive obligation as a result of past events; it is likely that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognised for future operating losses.
Provisions are carried at the present value of forecast payments that are expected to be required to settle the obligation, using a rate before taxes that reflects the current market assessment of the time value of money and the specific risks of the obligation. Adjustments to the provision deriving from restatements are recognised as a financial expense as they accrue.
Provisions maturing in one year or less with no significant financial effect are not discounted.
When it is expected that a portion of the payment necessary to settle the provision will be reimbursed by a third party the reimbursement is recognised as an independent asset, provided that receipt of the reimbursement is practically certain.
A contingent liability is a potential obligation arising from past events, the materialization of which is dependent on the occurrence or non-occurrence of one or more future events beyond the Group’s control. These contingent liabilities are not recorded in the accounts but are described in the notes presenting the financial statements.
The Group grants customers warranties under the turn-key contracts for photovoltaic plants. The necessary provisions for the warranties granted are calculated based on theoretical forecasts and historical information of estimated defect rates and repair costs and are reviewed and adjusted on a regular basis.
3.15. Revenue recognition
Revenue is carried at the fair value of the consideration receivable and represents amounts receivable for goods delivered and services rendered in the ordinary course of the Group’s activities, less returns, discounts and value added tax.
The Group recognizes revenue when the amount may be reliably estimated, it is likely that the future economic benefits will flow to the Group and the specific conditions are fulfilled for each of the activities, as described below. A reliable calculation of the amount of revenue is not deemed possible until all sale-related contingencies have been resolved. The group bases its estimates on historical results, taking into account the type of customer, the type of transaction and the specific terms of each agreement.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
a) Sales of solar parks
Revenues on turn-key projects for the construction of solar parks for non-Group third parties are recognised by applying the percentage of completion to the total forecast margin on the construction and sale of the solar park provided that at 31 December each year the following conditions are met:
•	there is a firm obligation for the purchaser prior to the commencement of the turn-key construction
•	total revenues to be received may be estimated with an acceptable level of assurance.
•	the costs to completion of the contract and level of completion to said date may be reliably estimated.
Where there is no firm obligation with a non-group third party purchaser or where the result of a construction contract cannot be reliably estimated, contract revenues are recognised only up to the limit of the construction contract costs considered recoverable. When it is probable that the contract costs will exceed total contract revenues, the expected loss is recognised immediately as an expense.
The percentage of completion is calculated on the basis of total estimated revenues under each contract and is determined taking into account the relationship between the costs incurred to date and total forecast project costs.
b) Sales of goods
The Group sells various items (engines, etc.). Such sales of goods are recognised when the entity sells the product to the customer, i.e. when the risks and rewards are transferred.
c) Interest income
Interest income is recognised using the effective interest method. When a receivable is impaired, the Group reduces the carrying amount to the recoverable amount and discounts the estimated future cash flows at the original effective interest rate of the instrument and continues to carry the discount as a decrease in interest income. Interest income on loans that have become impaired is recognised using the effective interest rate method.
d) Income from dividends
Dividend income is recognised as income in the income statement at the time the entitlement to receive the dividends is established. Notwithstanding the above, if the dividends distributed originate from profits generated prior to the acquisition date they are not recognised as income but rather as lowering the carrying value of the investment.
3.16. Leases
a) When a Group company is the lessee — finance lease
The Group leases certain property, plant and equipment. Leases of property, plant and equipment where the Group retains substantially all the risks and rewards of ownership are classed as finance leases. Finance leases are capitalised at inception at the lower of the fair value of the leased property and the present value of the minimum lease payments. Present value is calculated using the interest rate implicit in the lease agreement and, if this rate cannot be determined, the interest rate applied by the Group in similar transactions.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Each lease payment is distributed between the liability and financial charges. The total financial charge is apportioned over the lease term and taken to the income statement in the period of accrual, using the effective interest rate method. Contingent instalments are expensed in the year they are incurred. Lease obligations, net of financial charges, are recognised in “Finance lease liabilities”. Property, plant and equipment acquired under finance leases is depreciated over the shorter of the asset’s useful life and the lease term.
b) When a Group company is the lessee — operating lease
Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Operating lease payments (net of any incentive received by the lessor) are charged against the income statement for the year in which they accrue on a straight- line basis over the lease period.
3.17. Foreign currency transactions
a) Functional and presentation currency
The financial statements are presented in thousand euro, which is the Group’s functional and presentation currency.
b) Transactions and balances
Foreign currency transactions are translated to the functional currency using the exchange rates prevailing at the transaction dates. Foreign currency gains and losses resulting from the settlement of transactions and translation at the year- end exchange rates of monetary assets and liabilities denominated in foreign currency, are recognised in the income statement, unless they are deferred in equity as qualified cash flow hedges and qualified net investment hedges.
c) Translation of annual accounts in foreign currency
The results and financial position of all Group companies (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows
i)	The assets and liabilities on each balance sheet presented are translated at the closing exchange rate at the balance sheet date;
ii)
The income and expenses in each income statement are translated at the average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates existing at the transaction dates, in which case income and expenses are translated at the rates on the transaction dates); and

iii)	All resulting exchange differences are recognised as a separate component of equity.
On consolidation, exchange differences arising from the translation of the net investment in foreign entities, and of borrowings and other currency instruments designated as hedges of such investments, are taken to equity. When a foreign operation is sold, such exchange differences are recognised in the income statement as part of the gain or loss on the sale.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
3.18. Related-party transactions
In general, transactions between group companies are initially recognised at fair value. If applicable, where the agreed price differs from the fair value, the difference is recognised based on the economic reality of the transaction. Transactions are subsequently measured in accordance with applicable standards.
3.19. Environmental disclosures
Business actions with an environmental impact are considered an expense of the year or an increase in the value of the relevant asset, on the basis of the valuation criteria described in property, plant and equipment in the corresponding note above.
4. Financial risk management
4.1. Financial risk factors
The Group’s activities are exposed to various types of financial risk: market risk (including exchange rate risk, interest rate risk and price risk), credit risk and liquidity risk. The Group’s overall risk management program focuses on uncertainty in financial markets and seeks to minimise the potential adverse impact on its financial profitability.
Responsibility for financial risk management is controlled by the Group’s Central Treasury Department in accordance with policies approved by the Board of Directors. This Department identifies, assesses and hedges financial risks in close cooperation with the Group’s operating units. The Group provides policies for overall risk management and written policies covering specific areas such as foreign exchange risk, interest rate risk, liquidity risk, use of derivatives and non-derivatives and investing excess liquidity.
a)	Market risk
i) Foreign exchange risk
The Group operates internationally and is exposed to the foreign exchange risk arising from currency transactions. The exchange rate risk arises mainly on business transactions abroad that are denominated in a currency other than the euro which is the Group’s functional currency.
ii) Price risk
The Group is not exposed directly to listed raw material prices.
iii) Interest rate, cash flow and fair value risk
Interest rate fluctuations affect the fair value of assets and liabilities that bear a fixed rate of interest and future flows of assets and liabilities that bear a floating rate of interest.
As the Group has no significant interest-bearing assets, its income and operating cash flows are substantially independent of changes in market interest rates.
The Group’s interest rate risk arises mainly on debts with credit institutions and other debts. Debts with credit institutions and other variable interest rate debts expose the Group to cash flow interest rate risk. The Group has covered part of its project finance requirements by arranging derivatives with respect to the interest rate risk on those loans linked to a variable interest rate.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
b) Credit risk
Credit risk derives from cash and cash equivalents, bank and financial institution deposits and trade and other receivables, including outstanding receivables and transaction commitments. Concerning banks and financial institutions, transactions are only performed with highly recognised quality entities, taking into account past experience and other factors. Where there is no independent credit quality rating of customers, the Finance Department assesses the same, taking into account the customer’s financial position, past experience and other factors. It is not group policy to grant long-term loans to customers, except in exceptional circumstances.
Maximum exposure to the credit risk at the date of presentation of the financial assets is their carrying value.
In 2010 impairment losses amounting to €0.1 million were booked (2009: €3.7 million).
The credit quality of the financial assets and customer balances may be classified as satisfactory since, to date, there have been no significant impairment losses.
c) Liquidity risk
The prudent management of liquidity risk entails maintaining sufficient cash and marketable securities, ensuring available funding in the form of sufficient committed credit facilities and the ability to monetise market positions. Given the dynamic nature of the underlying businesses, the Group’s Financial Department aims to ensure flexibility in financing through the availability of committed credit lines that complemented the financing associated with the turnkey projects in the case of photovoltaic facilities.
Liquidity risk (current assets less current liabilities) is adequately managed by means of tight control over working capital, limits on the amount of credit exposure to any financial institution and permanent monitoring of levels of borrowings and fund generation.
4.2. Fair value measurement
The carrying value of trade receivables and payables is assumed to approximate their fair value. The fair value of financial liabilities for financial reporting purposes is estimated by discounting future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
5. Intangible assets
Set out below is an analysis of and movements in the accounts recorded under Intangible assets:

	Thousand euro
							Payments on
							account and
	Research and	Concessions,					assets in
	development	patents and	Computer		Emission	Goodwill on	course of
	expenses	licences	applications	Goodwill	rights	consolidation	construction	Total
Cost
Balance at 01/01/2009	29,490	3,563	1,288	3,316	7,991	1,270	177	47,095
Additions	5,792	2	230	—	5,143	84	1,235	12,486
Disposals	(489)	—	(92)	—	(7,397)	—	(94)	(8,072)
Transfers	—	—	88	—	—	—	(88)	—

Balance at 31/12/2009	34,793	3,565	1,514	3,316	5,737	1,354	1,230	51,509

Additions	6,986	4	523		4,463	—	1,492	13,466
Disposals	(402)	(95)	(2)	(115)	(5,677)	—	(173)	(6,464)
Transfers				(3,000)		3,000		—

Balance at 31/12/2010	41,377	3,474	2,035	201	4,523	4,354	2,549	58,513

Amortisation
Balance at 01/01/2009	9,335	1,024	1,104	—	—	—	—	11,463
Appropriation	2,387	342	235	—	—	—	72	3,036
Disposals	(165)	(5)	(92)	—	—	—	—	(262)
Transfers	—	—	—	—	—	—	—	—

Balance at 31/12/2009	11,557	1,361	1,247	—	—	—	72	14,237

Appropriation	3,530	1,202	227	108	—	—	1,611	6,678
Disposals	—	(1)	(4)	—	—	—	(1)	(6)
Transfers	—	—	—	—	—	—	—	—

Balance at 31/12/2010	15,087	2,562	1,470	108	—	—	1,681	20,908

Provision
Balance at 01/01/2009	—	—	—	—	214	—	—	214
Additions/(disposals)	—	—	—	—	(190)	—	—	(190)

Balance at 31/12/2009	—	—	—	—	24	—	—	24

Additions/(disposals)	913	1	7	—	(24)	—	—	897

Balance at 31/12/2010	913	1	7	—	—	—	—	921

Carrying amount
At 01/01/2009	20,155	2,539	184	3,316	7,777	1,270	177	34,148

At 31/12/2009	23,236	2,204	267	3,316	5,713	1,354	1,158	37,247

At 31/12/2010	25,377	911	558	93	4,523	4,354	868	36,684

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
a) Research and development expenses
Capitalised R&D expenses mainly relate to the Group’s own work on the following projects:

	Million euro
	2010	2009
High photovoltaic industrialisation process	5.8	5.9
Engine development	7.8	7.5
Electricity generation technology	9.1	8.6
Other	2.7	1.2

	25.4	23.2

b) Concessions, patents, licences and trademarks
This heading includes the cost of the industrial licence for the use of the technology for high concentration photovoltaic generation acquired in 2005 from Amonix, Inc. for $1,8 million (€1,5 million). Amortisation is charged over 10 years. No impairment losses have been reflected on the basis of the business plan for the high concentration division.
c) Goodwill on consolidation
At 31 December 2010 and 2009 consolidation goodwill breaks down as follows by company:

	Thousand euro
	2010	2009
Fully-consolidated companies
• Energía Natural de Mora	3,000	—
• Guascor Wind, S.L.	348	348
• Guascor Fotón AGF, S.L.	999	999
• Other	7	7

	4,354	1,354

The key assumptions used to calculate the in-use value are as follows:

Growth rate (1)	1%
Discount rate (2)	14%

(1)	Average weighted growth rates used to extrapolate cash flows beyond the budgeted period

(2)	Discount rates before taxes applied to cash flow projections.
Management determined the budgeted gross margin before tax based on their expectations of market development. Average weighted growth rates are consistent with the forecasts included in industry reports. The discount rates used are before tax and reflect specific risks related to significant segments.
During 2010 and 2009, there was no impairment to goodwill.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
d) Intangible assets located abroad
As at 31 December 2010 the Group possesses in foreign locations intangible fixed asset investments amounting to a gross figure of €1,961 thousand (2009: €2,037 thousand).
e) Fully-depreciated assets
At 31 December 2010 fully-depreciated assets amount to €10,784 thousand (2009: €9,413 thousand).

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
6. Property, plant and equipment
Set out below is an analysis of Property, plant and equipment showing movements:

	Thousand euro
			Payments on
			account and assets
		Plant, machinery	in course of
	Land and buildings	and other	construction	Total
Cost
Balance at 01/01/2009	46,926	217,397	4,282	268,605
Additions	492	2,146	—	2,638
Disposals	(7)	(912)	(330)	(1,249)
Transfers	429	1,308	(1,737)	—
Translation differences	4,184	12,917	(807)	16,294

Balance at 31/12/2009	52,024	232,856	1,408	286,288

Additions	798	7,275	952	9,025
Disposals	(332)	(1,636)	(7)	(1,975)
Transfers	—	65	(65)	—
Translation differences	1,106	10,871	147	12,124

Balance at 31/12/2010	53,596	249,431	2,435	305,462

Amortisation
Balance at 01/01/2009	12,195	99,349	—	111,544
Appropriation	1,516	10,988	—	12,504
Disposals		(467)		(467)
Transfers	(108)	108	—	—
Translation differences	533	6,511	—	7,044

Balance at 31/12/2009	14,136	116,489	—	130,625

Appropriation	2,498	11,806	—	14,304
Disposals	(109)	(271)	—	(380)
Transfers	—	—	—	—
Translation differences	(50)	4,704	—	4,654

Balance at 31/12/2010	16,475	132,728	—	149,203

Provision
Balance at 01/01/2009	4,694	22,144	—	26,838
Additions	25	—	—	25
Disposals	(96)	(12)	—	(108)

Balance at 31/12/2009	4,623	22,132		26,755

Additions	557	4,918	386	5,861
Disposals	(905)	(191)	—	(1,096)
Transfers	1,501	1,085	—	2,586

Balance at 31/12/2010	5,776	27,944	386	34,106

Carrying amount
At 01/01/2009	30,037	95,904	4,282	130,223

At 31/12/2009	33,265	94,235	1,408	128,908

At 31/12/2010	31,345	88,759	2,049	122,153

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
a) Land and buildings

	Thousand euro
	2010				2009
			Provision				Provision
		Accumulated	for			Accumulated	for
	Gross	depreciation	impairment	Net	Gross	depreciation	impairment	Net
Land	3,372	—	—	3,372	3,360	—	—	3,360
Buildings	50,224	(16,475)	(5,776)	27,973	48,664	(14,136)	(4,623)	29,905

	53,596	(16,475)	(5,776)	31,345	52,024	(14,136)	(4,623)	33,265

b) Impairment adjustments
During 2010 impairment adjustments have been made amounting to €5.9 million (2009; €25 thousand). The related provisions recorded in previous years totalling €3 million have been applied (Note 11) and therefore the net adjustment is €2.9 million. This has been recorded in results for the year from discontinued operations. Assets and liabilities held by third parties relating to discontinued activities amount to €4.2 million and €1.5 million, respectively.
c) Assets acquired from Group companies and associates
In 2010 and 2009 no assets have been acquired from non-consolidated Group companies or associates.
d) Fully-depreciated assets
At 31 December 2010 and 2009 there are fully depreciated assets still in use. A breakdown is as follows:

	Thousand euro
	2010	2009

Plant, machinery and other	29,080	28,244

e) Property, plant and equipment located abroad
As at 31 December 2010 the group possesses investments in tangible fixed assets in foreign locations amounting to €130.8 million (2009: €117.5 million) and with a net carrying value of €72.8 million (2009: €71.3 million).
f) Property, plant and equipment given as security
Details of PPE related to guarantees as at 31 December 2010 and 2009 are shown in Note 12.
g) Property, plant and equipment subject to reversion
The land on where the purine treatment plant of the Group company Desimpacte de Purins Alcarrás, S.A. is located is under a concession with the town council of Alcarrás (Lérida) which expires in 2047.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
h) Insurance
As at 31 December 2010 and 2009 the Group has taken out a number of insurance policies to cover risks relating to intangible assets. The coverage provided by these policies is considered to be sufficient.
i) Commitments
At 31 December 2010 and 2009 the Group has no significant fixed asset purchase commitments.
7. Investments carried under the equity method

	Thousand euro
	2010	2009
Balance at start of the year	3,299	4,166
Dividend payment	—	(2,190)
Consolidation scope changes	(565)	—
Share of profits	18	1,272
Other results	57	51

Balance at year end	2,809	3,299

Consolidation scope changes relates to the dissolution of Compañía de Electricidad y cogeneración de Uvero, S.A. during the year.
Share in profits of companies carried by the equity method in 2009 consist in full of 50% of the profit generated Gate Solar, S.L. As this profit derived from the sale of solar energy sites, it was included on the income statement under the relevant operating profit heading and not under a specific heading reflecting the results of companies carried by the equity method.
Set out below are the figures for capital, reserves and results for the year together with other relevant information as per the companies’ individual financial statements:

	Thousand euro
	Equity
			Interim	Operating	Profit/loss for	Carrying value	Dividends
	Capital	Reserves	dividend	results	the year	in parent	received
2010:
Associates
Gate Solar, S.L.	3,005	823	—	(56)	(56)	1,881	—
Tusso Energía	1,662	(599)	—	6	148	831	—
Other minor						97	—

						2,809	—

2009:
Associates
Gate Solar, S.L.	3,005	602	(2,416)	2,564	2,544	1,863	2,190
Tusso Energía	1,662	(251)	—	601	191	831	—
Other minor						605	—

						3,299	2,190

None of the subsidiaries in which the Company holds an interest is listed on a stock exchange.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
There are no companies in which there is an interest of less than 20% and it is concluded that there is significant influence or in which there is an interest of more than 20% and it may be concluded that there is no significant influence.
The Group has no contingencies in relation to associates.
8. Financial instruments under assets
8.1. Analysis by category
The carrying amount of each asset category of financial instruments stipulated in recognition and measurement standard “Financial instruments” is as follows:

	Thousand euro
			Debt
	Equity instruments		securities		Other		Total
	2010	2009	2010	2009	2010	2009	2010	2009
Long-term financial assets
Investments in non-consolidated group companies	602	405	—	—	—	—	602	405
Loans and receivables — Loans to group companies and associates	—	—	2,090	2,456	—	—	2,090	2,456
loans and receivables — loans to other companies	—	—	6,948	6,312	—	—	6,948	6,312
Loans and receivables — Other financial assets	137	286	—	—	4,843	4,155	4,980	4,441

	739	691	9,038	8,768	4,843	4,155	14,620	13,614

Short-term financial assets
Loans and receivables	—	—	103,607	67,819	—	—	103,607	67,819
Loans and receivables — Loans to companies	—	—	1,502	1,578	—	—	1,502	1,578
Loans and receivables — Other financial assets	—	—	—	—	10,001	17,698	10,001	17,698

		—	105,109	69,397	10,001	17,698	115,110	87,095

Long-term loans to companies in 2010 includes an account receivable amounting to €6.1 million (2009: €5.4 million) to Ennor Energía Norte, a minority shareholder in the investee Guascor do Brasil, Ltda. The increase in the balance is due in full to gains on exchange in 2010.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
8.2. Analysis by maturity date
Financial instruments having fixed or determinable maturities are shown below by year of maturity:

	Thousand euro
						Subsequent	Not
	2011	2012	2013	2014	2015	years	determined	Total
Financial assets
Loans to companies		1,134	4,193	4,193	831	—	4,269	14,620
Other financial assets:
- Other	10,001	—	—	—	—	—	—	10,001
- Trade and other receivables	105,109	—	—	—	—	—	—	105,109

	115,110	1,134	4,193	4,193	831	—	4,269	129,730

8.3. Credit quality of financial assets
The credit quality of the financial assets that have not yet matured or underdone impairment may be assessed on the basis of the financial analysis performed by the Group and using historical default data.
8.4. Investments in group companies, jointly-controlled entities and non-consolidated associates
The Group does not consolidate investments in various group companies which do not have a significant effect on total consolidated assets, sales and results. They are carried at acquisition cost less impairment losses.
The Group has no contingencies in relation to such companies.
8.5. Loans and receivables

	Thousand euro
	2010	2009
Short-term loans and receivables:
- Trade receivables	77,388	52,364
- Receivables from associates	3,202	3,197
- Taxes and Social Security payable	11,943	10,181
- Sundry receivables	18,098	8,976
- Impairment losses	(7,024)	(6,899)

	103,607	67,819

Short-term financial assets
- Loans to companies	1,502	1,578
- Other financial assets — deposits and guarantees	241	2,353
- Other financial assets — time deposits	9,760	15,345

	11,503	19,276

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
The most relevant balances with associate companies relate to Guascor Mexico, totalling €1.3 million (2009: €1.3 million). The balance with Guascor Mexico is fully provided for under Impairment losses.
Short-term deposits include €5,536 thousand (2009: €6,987 thousand) relating to Project Finance (Note 13). They are considered short-term deposits because they can be used by group companies to repay such financing in 2011. It also includes €4,224 thousand deposits and financial assets as collateral for financing contracts (2009, €8,358 thousand).
Short-term deposits bear interest at market interest rates (0.5% to 1.5% approx. during 2010 and 2009).
The fair values of loans and receivables are understood to agree with the carrying values given that the maturities of non-interest bearing balances are very short term and in the case of loans to group companies or third parties, accrue interest at market rates.
The Group records a provision for impairment for receivables on the basis of a specific analysis of overdue balances and on the basis of certain rates based on historical experience. As at 31 December 2010, there are overdue balances amounting to €2,7 million (2009; 3.1 million).
Movements in the provision for impairment of trade receivables are as follows:

	Thousand euro
	2010	2009
Opening balance	6,899	3,143
Provision for impairment of trade receivables	125	3,756

Closing balance	7,024	6,899

Impairment adjustments to trade receivables are recognised and reversed in “Losses from, impairment of and changes in trade provisions” in the income statement. Normally the amounts charged against the impairment loss account are eliminated when no further cash is expected to be recovered.
The rest of the accounts included under Loans and receivables did not suffer any impairment losses.
There are balances in foreign currencies held as Brazilian reales, Argentinean pesos and Moroccan dirham amounting to €31,788, €2,634 and €1,273 thousand, respectively (2009: €19,068, 2,851 and 931 thousand).
The maximum exposure to credit risk at the reporting date is the fair value of each of the categories of the aforementioned receivables.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
9. Inventories

	Thousand euro
	2010	2009
Goods purchased for resale	2,413	2,198
Raw materials and other supplies	27,223	19,014
Work in progress and semi-finished goods	19,627	22,137
Finished products	14,906	23,107
Prepayments to suppliers	1,118	1,313
Impairment of finished products	(7,147)	(10,009)
Impairment of raw materials and other consumables	(1,928)	(2,885)

	56,212	54,874

a) Insurance
The Group has taken out a number of insurance policies to cover risks relating to inventories. The coverage provided by these policies is considered to be sufficient.
10. Equity
a) Capital
At 31 December 2010 and 2009 share capital consists of 85,208 fully subscribed and paid shares with a par value of €275.11 each.
At 31 December 2010 and 2009 shareholders owning over 5% of the capital of Guascor Group, S.L. are Centaurus Capital, S.L. (64.49%), Cajasol Inversiones de Capital, S.A.U. S.C.R. (Grupo Cajasol) (13.80%), Diana Capital I, F.C.R. (6.54%) and Fespyme F.C.R. (formerly known as Fond — ICO) (5.95%).
At 31 December 2010 non-group companies with an interest of 10% or more are as follows:

Group company	% interest	Shareholder
Guascor Brasil Ltda.	14.23	Ennor Energia Norte Participacoes (Brazil)
Jaguari Energética, S.A.	10	Companhia Estadual de Energía Eléctrica (Brazil)
Desimpacto de Purines Altorricón, S.A.	30	G.R.L. Activos Industriales, S.A.
At 31 December 2009 non-group companies with an interest of 10% or more are as follows:

Group company	% interest	Shareholder
Guascor Brasil Ltda.	14.23	Inepar Energía (Brasil)
Enviroil Vasca, S.A.	12	Ente Vasco de Energía
Jaguari Energética, S.A.	10	Companhia Estadual de Energía Eléctrica (Brazil)
Guascor Folton, S.L.	25	EZTEN, Fondo de Capital Riesgo
Desimpacto de Purines Altorricón, S.A.	30	G.R.L. Activos Industriales, S.A.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Under current legislation, Group companies that are sole proprietorships have registered as such in the Mercantile Register.
b) Share premium
This reserve is freely available for distribution.
c) Reserves

	Thousand euro
	2010	2009
Parent company reserves	4,052	1,473
Reserves in consolidated companies	(3,231)	(14,835)
Reserves equity method companies	—	—

	821	(13,362)

Reserves in consolidated and equity method companies
This heading is analysed below:

	Thousand euro
	2010	2009
• Grupo Guascor, S.L. (other parent company reserves)	380	4,238
• Guascor Power, S.A.	32,579	24,035
• Guascor Power I+D, S.A.	(4,421)	(2,409)
• Subgrupo Guascor Brasil	(350)	(10,449)
• Guascor Explotaciones Energéticas, S.A.	36,348	27,819
• Subgrupo Guascor Solar Corporation	17,473	21,634
• Subgrupo Guascor Italy	(47,963)	(45,171)
• Guascor Ingeniería, S.A.	(21,058)	(17,759)
• Galicia Reciclado de Neumáticos, S.A.	(13,235)	(12,972)
• Other minor	(2,984)	(3,801)

	(3,231)	(14,835)

d) Translation differences
The breakdown by companies as at 31 December 2010 and 2009 is as follows:

	Thousand euro
Company	2010	2009
• Guascor do Brasil, Ltda. (Brazil)	4,631	(1,023)
• Guascor Empreendimentos Energéticos, Ltda. (Brazil) —Consolidated	(694)	(454)
• Guascor Argentina, S.A. (Argentina)	(3,909)	(3,877)
• Compañía de Electricidad y Cogeneración de Uvero, S.A. (R. Dominicana)	—	(270)

	28	(5,624)

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
e) Profit attributed to the parent company
The contribution of each company included in the scope of consolidation to consolidated results, indicating the part that pertains to minority interests, is as follows:

	Thousand euro
	2010		2009
		Profit/(loss)		Profit/(loss)
		attributed to		attributed to
	Consolidated	minority	Consolidated	minority
Company	results	interests	results	interests
• Grupo Guascor, S.L.	3,156		(1,279)
• Guascor Power, S.A and subsidiaries (engine division)	16,014		6,532
• Guascor do Brasil, Ltda. (Brazil)	10,837	2,427	7,663	1,706
• Guascor Solar Corporation, S.A. and subsidiaries (Solar Division)	(7,570)	(281)	(4,161)
• Guascor Italia, S.p.A., Enviroil Italia, S.r.L y Rossano Energía, S.p.A.	(3,610)		(2,792)
• Galicia Reciclado de Neumáticos, S.A.	373		(263)
• Guascor Ingeniería, S.A.	(667)		(3,299)
• Guascor Empreendimentos Energéticos, Ltda. (Brazil) — Consolidated	(605)	(546)	(1,467)	(36)
• Desimpacto de Purines (División Purines)	(124)	38	6,287	319
• Other minor	(4,741)	(68)	1,789

	13,063	1,570	9,010	1,989

f) Profit/(loss) for the year
The proposal to be presented to the Parent Company’s General Shareholders’ Meeting regarding the distribution of 2010 results and reserves is as follows, together with the distribution approved for FY 2009:

	Thousand euro
	2010	2009
Available for distribution
Profit/loss for the year	18,456	2,579

	18,456	2,579

Distribution
Legal reserve	1,846	258
Other reserves	16,610	2,321

	18,456	2,579

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
g) Capital grants received
i) Analysis by category
A breakdown by category of Grants, donations and bequests received is as follows:

	Thousand euro
	2010	2009
Gross values
Capital grants	15,361	13,351
Tax effect	(2,893)	(3,741)

Net amount	12,468	9,610

ii) Movement during the year
Movements in gross amounts during 2010, including the part relating to minority interests, are as follows:

	Thousand euro
	Gross	Tax effect	Net
Balance at 01/01/2009	10.315	(2.889)	7.426
Additions	9,934	(2,884)	7,050
Taken to profit and loss	(6,402)	1,902	(4,500)
Taken to equity	(495)	129	(366)

Balance at 31/12/2009	13,352	(3,742)	9,610

Capital grants allocated to minority interested in 2009	631	—	631
Additions	12,960	(1,939)	11,021
Restatements and other movements	(448)	994	546
Taken to profit and loss	(9,931)	1,794	(8,137)
Attributed to minority shareholders	(1,203)	—	(1,203)

Balance at 31/12/2010	15,361	(2,893)	12,468

These grants relate mainly to investments in property, plant and equipment and R&D expenses.
On 16 February 2006 the Group received from the Ministry of Education and Science through the Technological Park of Vizcaya a repayable advance of €9,112 thousand at zero interest (Note 13). Said advance is associated with fixed asset investments amounting to €12,150 thousand relating to high concentration photovoltaic manufacturing facilities located in Ortuella (Vizcaya).
In 2010 zero rate loans were received amounting to €2,499 thousand (2009: €2,290 thousand) in relation to R&D expenses incurred by the Group and capitalised under intangible assets.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
These loans and others of lesser amounts also with a zero interest rate, were booked in the accounts applying the amortised cost method, so that the difference between the amount received and the current value of future payments on this advance, is booked as subsidies, donations and bequests, in the amount of €3,957 million as at 31 December 2010 (2009: €5.3 million). This amount was transferred to profits applying the same criteria as the amortisation of the associated fixed assets. The total transferred in 2010 amounted to €1,024 thousand (2009: €854 thousand).
The most significant additions are related to the C02 emission rights received free amounting to a total of €4.5 million (2009: €5.1 million) (Note 18.g) and other grants received by Guascor do Brasil, Ltda amounting to €6.1 million.
h) Minority interests
Movements in this heading are as follows:

	Thousand euro
	2010	2009
Opening balance	8,947	5,923
First application NOFCAC (RD 1159/2010) (Note 2b)	(5,078)	—
Profit/(Loss)	1,570	1,989
Consolidation scope change	(466)	—
Translation differences	772	599
Capital grants	572	631
Other movements	28	(195)

Closing balance	6,345	8,947

A breakdown by company is as follows:

	Thousand euro
	2010	2009
Enviroil Vasca, S.A.	—	114
Guascor Folton, S.L.	—	290
Guascor Brasil Ltda.	11,417	7,229
Guascor Servicios do Brasil Ltda.	(3,045)	524
Guascor Empreendimentos Energéticos, Ltda. (Brazil)	(1,039)	—
Other minor items	(988)	790

	6,345	8,947

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
11. Provisions for liabilities and charges
Movements in the provisions for liabilities and charges are as follows (in thousand euro):

	Thousand euro
	Long-term	Short-term
	provisions	provisions
Balance at 01.01.2009	8.719	15.489
Additions	—	4,285
Disposals	(1,233)	(3,494)
Transfers	(2,046)	2,046

Balance at 31.12.2009	5,441	18,326

Additions	407	8,625
Disposals	(3,103)	(13,114)
Transfers	(1,851)	(4,606)

Balance at 31.12.2010	894	9,231

As at 31 December 2010 this provision breaks down as follows:

	Thousand euro
	2010		2009
	Short term	Long term	Short term	Long term
Emission rights consumed	5,034		5,688	—
Provision for tax risks, guarantees and other	4,197	894	12,638	5,441

	9,231	894	18,326	5,441

Other contingencies
On 18 January 2006 the Supreme Court of Cataluña issued a judgement voiding the agreements of the Town Council of Santa María de Corcó on the basis of which the works and operations licence was granted to Sicogesa Explotación, S.A. (currently Guascor Explotaciones Energéticas, S.A.) for the installation and development of a purine processing plant, “Desimpacte de Purins Corcó, S.A.”, and ordering the demolition of the work and installations carried out under the same. The carrying amount of the fixed assets of the company Desimpacte de Purins Corcó, S.A. as at 31 December 2010 amounted to €7.4 million (2009: €8.4 million) and the net book value of the Equity to €0.8 million (2009: €1.2 million). Following the regularisation of the deficiencies taken into account in that judgement, leading to the demolition order, the town council of Santa María de Corcó granted the company in 2009 the pertinent works licence and instigated proceedings to avoid the enforcement of the judgement cancelling the previous licence. On 23 November 2010 The Catalonia High Court delivered a final judgement revoking the first ruling on the plant demolition.
As a result of the ordinary course of operations of the companies in the Grupo Guascor, S.L. group, additional liabilities could arise as a result of disputes with third parties. The directors of Grupo Guascor, S.L. consider the probability of such liabilities effectively crystallising remote.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
12. Financial instruments under liabilities
12.1. Analysis by category
The carrying amount of each category of financial instruments under liabilities stipulated in the standard “Financial instruments” is as follows:

	Thousand euro
			Amounts
			owed to
			Group
		Bank loans	companies	Other debts		Other	Trade and
	Bank	(Project	and	Zero rate	Participating	financial	other
	borrowings	Finance)	associates	loans	loans	liabilities	payables	Total
2010:
Long-term liabilities
Creditors and payables	36,829	34,759	7,343	17,553	15,739	33,141	—	145,364

	36,829	34,759	7,343	17,553	15,739	33,141	—	145,364

Current liabilities
Creditors and payables	22,910	13,052	—	1,695	2,231	1,825	122,196	163,909

	22,910	13,052	—	1,695	2,231	1,825	122,196	163,909

	Thousand euro
			Amounts
			owed to
			Group
		Bank loans	companies	Other debts		Other	Trade and
	Bank	(Project	and	Zero rate	Participating	financial	other
	borrowings	Finance)	associates	loans	loans	liabilities	payables	Total
2009:
Long-term liabilities
Creditors and payables	42,009	41,933	7,191	14,283	13,700	33,895	—	153,011

	42,009	41,933	7,191	14,283	13,700	33,895	—	153,011

Current liabilities
Creditors and payables	11,348	20,746	—	3,784	2,576	3,073	87,347	128,874

	11,348	20,746	—	3,784	2,576	3,073	87,347	128,874

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
12.2. Creditors and payables

	Thousand euro
	2010	2009
Long-term creditors and payables:
Participating loans	15,739	13,700
Payable to Group companies	7,343	7,191
Bank loans (Project Finance)	34,759	41,933
Bank borrowings	36,829	42,009
Other debts, interest free loans	17,553	14,283
Other payables	33,141	33,895

	145,364	153,011

Creditors and payables, short term:
Bank loans (Project Finance)	13,052	20,746
Participating loans	2,231	2,576
Bank borrowings	22,910	11,348
Other debts, interest free loans	1,695	3,784
Other financial liabilities — fixed asset suppliers and other	1,825	3,073

	41,713	41,527

Trade and other payables:
- Trade payables	68,089	45,792
- Advance payments from customers	29,962	24,776
- Sundry payables	9,330	6,000
- Loans to employees	3,705	2,866
- Other taxes and social security payable	11,110	7,913

	122,196	87,347

The carrying value of short and long-term borrowings approximates their fair value given that the effect of the discount is not significant. Interest free loans are carried at amortised cost and the difference with the nominal amount is reflected under grants, which are released to income on the basis of the expense associated with the grant of such loans (Note 10.g).
The carrying amounts of the Group’s payables are denominated in thousand euro.
a) Participating loans
As at 31 December 2010 and 2009, this heading breaks down as follows:

	Thousand euro
	2010	2009
Participating loans with Axis Participaciones Industriales (ICO Group)	6,245	5,435
Participating loans with SOCADE	8,395	8,724
Participating loan with Ezten Fondo Capital Riesgo	600	600
Participating loan with EVE (Ente Vasco de Energía)	1,500	1,517
Other minor items (*)	1,230	—

	17,970	16,276

(*)	Recorded under Other long-term receivables at 31.12.09.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Participating loans with Axis Participaciones Industriales (ICO Group)
•	Original amount: €5.000 thousand in Guascor Wind, S.L.
•	Interest: 6% to 15% on the basis of the performance of EBITDA
•	Payment terms Repayment in a lump sum on 01 January 2014
Loan SOCADE
•	Amount: €8 thousand in Grupo Guascor, S.L.
•	Fixed interest: Euribor + 2%
•
Variable interest: It is calculated on the basis of the performance of consolidated results and equity, taking into account in that calculation the total amount of consolidated participating loans and related interest. Irrespective of the resulting calculation, the applicable variable interest rate will at no time exceed the fixed rate by 4%,.

Repayment of the principal

Year	Thousand euro
2011	1,352
2012	2,704
2013	2,644
2014	1,300

8.000

At 31 December 2010 interest accrued pending payment totalled €395 thousand (2009; €724 thousand).
Participating loan Ezten Fondo Capital Riesgo
•	Amount: €600 thousand in Guascor Folton, S.L.
•	Fixed interest: Euribor 6 months + 1%
•
Variable interest: It is calculated on the basis of the performance of results and equity, taking into account in that calculation the total amount of consolidated participating loans and related interest. Irrespective of the resulting calculation, the applicable variable interest rate will at no time be more than twice applicable Euribor at the fixed rate.

Repayment of the principal

Year	Thousand euro
2011	119
2012	244
2013	237

600

There is no accrued unpaid interest at 31 December 2010 and 2009.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Participating loan EVE (Ente Vasco de Energía)
•	Amount: €1,500 thousand in Guascor Folton, S.L.
•	Fixed interest: Euribor 6 months + 1%
•
Variable interest: It is calculated on the basis of the performance of results and equity, taking into account in that calculation the total amount of consolidated participating loans and related interest. Irrespective of the resulting calculation, the applicable variable interest rate will at no time be more than twice applicable Euribor at the fixed rate.

Repayment of the principal

Year	Thousand euro
2010	303
2011	604
2012	593

1.500

There is no accrued unpaid interest at 31 December 2010 and 2009.
b) Payable to Group companies
Subordinated loan from Centauro Capital, S.L.U.(formerly Phrodinka, XXI, S.L.)
•	Initial loan principal €18 million.
•	interest: Euribor 12 months + 0.75%
•	Payment of the principal and interest is contingent on the full repayment of the syndicated loan (12.2.c).
In 2004 an amount of €12.3 million was repaid early as a result of the sale of 5% of the shareholding of Grupo Guascor, S.L. in Ceatesalas, S.L. This transaction, together with the possible reduction in the holding, because of its sale, in Guascor do Brasil, Ltda., are the only two exceptions with respect to the subordination clause in question.
In the event that the amount obtained on both divestments exceeds the principal of the loan, €18 million, plus interest accrued to the date on which the two sales transactions are completed, the surplus, following payment of the principal and interest, will be used as follows:
•	50% will remain in Grupo Guascor to finance the necessary investment for the performance of its activities.
•	The other 50% will be used to arrange a deposit to secure the syndicated loan and working capital facility.
The amount of €7,343 thousand recorded as at 31 December 2010 (2009: €7,191 thousand) includes approximately €1.479 thousand (2009: €1,211 thousand) as interest pending payment at the close of the year.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
c) Financing without recourse applied to projects (Project Finance)
This financial arrangement is known as “Project Finance” where the basis of the agreement between the company and financial institution consists of assigning the cash flows that the project generates to the repayment of the financing and addressing the financial charge, excluding or with the quantified subsidising of any other equity resource such that the financial institution recovers the investment only through the cash flows of the relevant project and any other borrowings related to the Project Finance are subordinate until its full repayment. We are therefore dealing with a financing arrangement without recourse that is applied to a specific business project.
Project Finance entails the arrangement of certain guarantees, which are normal in this type of financing transactions.
•	Pledge and assignment under guarantee of certain credit rights (including VAT balances, supplies of electricity etc.)
•	Guarantee secured by the assets (facilities and land) where the plant is located
•	Pledge on 100% of the borrowing companies’ shares.
Long-term debts with credit institutions, in respect of Project Finance, are as follows (in thousand euro):

Loans
and credit
facilities
2011	13,052
2012	13,204
2013	6,219
2014	4,792
2015	4,470
Subsequent years	6,074
47,811

Less short-term portion	(13,052)

Total long-term	34,759

The above financing carries an average cost of approximately Euribor + 1.25% (2009: Euribor + 1.22%).

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
d) Bank borrowings
Debts with credit institutions, based on future flows without discounting (including future interest of €347 thousand) mature as follows:

	Thousand euro
		Syndicated	Other loans
	Syndicated	loan – working	and credit
	loan	capital	facilities	Lease	Total
2011	5,000	—	16,855	1,055	22,910
2012	10,000	—	9,452	1,073	20,525
2013	9,668	—	4,890	807	15,365
2014	—	—	1,232	—	1,232
2015	—	—	63	—	63
Subsequent years	—	—	—	—	—
	24,668		32,492	2,935	60,095

Less short-term portion	(5,000)	—	(16,855)	(1,055)	(22,910)

Total long-term	19,668		15,637	1,880	37,185

Less future interest					(356)

Total long-term, net					36,829

The average annual interest rate on loans varies at between Euribor + 0,50% and Euribor + 2,75%. The average interest rate of the lease is 3.67% (2009: 4.25%)
Accrued unpaid financial expenses at 31 December 2010 amounted to €36 thousand (2009: €77 thousand).
Of the €16,855 thousand in loans and credit facilities maturing in 2010, €10,020 thousand relates to working capital trade loans (advance on invoices, discount promissory notes, financing imports and exports and credit accounts).
Syndicated loan
•	Initial amount: €38.9 million
•	Interest rate: Euribor + 2.75%
•	Borrower: Grupo Guascor, S.L.
Syndicated loan — working capital
•	Limit: €12.4 million until 29 December 2010 and €8.3 million from 30 December 2010 to 30 December 2013.
•	Interest rate: Euribor + 2.25%
•	Borrowers: Guascor Power, S.A., Guascor Power I+D, S.A., Guascor Ingeniería, S.A., Guascor Servicios, S.A. and Guascor Proyectos, S.A., in all of which Grupo Guascor, S.L. has a majority interest

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
•
Maturity date: From 30 December 2011 maintaining the limit at €8.3 million until 30 December 2013 is conditioned to holding the sum of credit limit plus the capital pending amortisation on the syndicated loan below 1.5 times the consolidated equity of the Group, considering, for the purposes of calculating this ratio, the amount of the participated loans as an increase in the equity amount. Therefore the first verification of this ratio will be performed using the annual accounts for the year 2011.

On 30 December 2009, Grupo Guascor, S.L., the borrowing companies of the floating loan and the company Guascor Explotaciones Energéticas, S.A. agreed to the following important commitments with the financial entities participating in this syndicated loan:
1.
Not to exceed, within the timeframe 2009 -2013 investments of more than €41.800 thousand overall and individually each year the following amounts: €9,200 thousand (2009), €9,800 thousand (2010), €11,500 thousand (2011), €5,600 thousand (2012) and €5,700 thousand (2013).

During 2010 and 2009 the limit on investments for that year was not exceeded.
2.	With regard to new long-term financing agreements, considering as such those with due dates exceeding 12 months:

The repayment schedule of new financing will be set in a proportional manner to the syndicated loan.
The above limitation will not apply to any possible financing without recourse to Grupo Guascor, S.L. or financing agreed under the concept of Project Finance.
3.	Surplus cash flow:

Whenever the above seven companies have a minimum operating cash balance exceeding €6,000 thousand, then 25% of the surplus cash flow based upon the consolidated annual accounts of Grupo Guascor, S.L. will be applied to advancing the amortisation of the syndicated loan.

At 31 December 2010 the operating cash balance of the seven companies mentioned above is €1,857 thousand (2009: €1,291 thousand) and therefore lower than €6,000 thousand, as a result of which the early repayment clause is not applicable.

4.
Various companies controlled by Grupo Guascor, S.L. have diverse loans from MICYT, CDTI, SOCADE, EZTEN, EVE and Compañía Española de Financiación del Desarrollo COFIDES, S.A. amounting to a total of €39,771 thousand, the original due dates of which before the payment of the first instalment of the syndicated loan in the year 2011 amount to a total of €8,300 thousand.

Grupo Guascor, S.L. undertook to renew the above loans, envisaging the advance repayment of the syndicated loan in the same proportion as that represented by the un-renewed instalments as per the total debt of €39,.771 thousand. As at 31 December 2010 all the above loans have been renewed and €108 thousand of the syndicated loan has been repaid in compliance with the advance repayment mentioned above.

The rest of the clauses of the syndicated loan of 2 July 2004, in the areas not modified in the agreement of 30 December 2009, remain unchanged.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Credit in current account
Some of the financial entities involved in the above credit facilities granted prior to 2 July 2004 guarantees to the Ministry of Science and Technology to secure certain credit facilities granted by tithe Ministry to the Group companies, Guascor Power I+D, S.A., Guascor Power, S.A. and Enviroil Vasca, S.A. By way of counter-guarantees, these entities have granted a current account credit line to use in the event that such guarantees are enforced.
Guarantees and commitments associated with the above credit facilities and loans

Current
	Working	Syndicated	account
	capital credit	loan	credit
• Mortgage on patents and trademarks owned by Guascor Power I+D, S.A., Enviroil Vasca, S.A. y Guascor Power, S.A.		*	*
• Mortgage on property owned by Guascor Power I+D, S.A. (P.T. de Miñano-Alava), Enviroil Vasca, S.A. (P.I. de Jundiz — Alava) y Guascor Power, S.A. (Zumaia-Guipúzcoa)		*	*
• Pledge of shares in certain Group companies (*)	*	*	*
• Commitment pledge of shares contributing more than 5% of the Group’s EBITDA or holding more than 5% of the Group’s assets (**)	*	*	*
• Commitment not to dispose of assets not envisaged in the Group’s business plan	*	*

(*)	Guascor Power, S.A., Guascor Servicios, S.A., Guascor Ingeniería, S.A., Guascor Proyectos, S.A., Guascor Explotaciones Energéticas, S.A. Guascor I+D Power, S.A.

(**)	Grupo Guascor, S.L. is expressly excluded from complying with this commitment.
i) Other interest free debts and loans
Debts are included amounting to €25.7 million payable to the Ministry of Science and Technology, CDTI and the technological park of Vizcaya with subsidised interest rates. Forecast repayment (including amounts not discounted):

Year	Thousand euro
2011	1,695
2012	3,378
2013	3,656
2014	3,483
2015	2,618
2016 and subsequent years	10,932
25,762

Less short-term portion	(1,695)

24,067

Less future interest	(6,514)

17,553

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
j) Other long-term payables
Details of Other long-term payables are as follows:

	Thousand euro
	2010	2009
Public authorities	12,050	14,128
Other payables	21,091	19,767

	33,141	33,895

Taxes relate mainly to amounts payable by Guascor do Brasil, Ltda. to the Brazilian authorities amounting to €4.3 million (2009: 5.2 million) with a repayment period of 6 years (72 monthly instalments) of the company Enviroil Italia, S.r.L. with the Italian public government bodies amounting to €3.2 million (2009: €4.0 million) and a repayment period of 6 years (72 monthly instalments) and with the Spanish authorities amounting to €4.4 million, (2009; €4.9 million) for deferred taxes, with a term of 5 years (60 monthly instalments).
The heading Other payables includes principally the loan with Corporación Eólica CESA, S.A. and Guascor Renovables, S.A. (companies invested in by Grupo Guascor, S.L. until 2003) for a nominal amount of €15.290 thousand, along with the interest accruing since inception to 31 December 2010 of €4,259 thousand (2009: €3,855 thousand).
The repayment of this loan and the payment of the interest will occur when 75% of the syndicated loan of Grupo Guascor, S.L. has been repaid.
13. Short-term payables
a) Analysis by currency
Of total short-term payables under this heading, the following are denominated or arranged in foreign currency:

	Equivalent value in million euro
	2010			2009
	Brazilian real	Other	Total	Brazilian real	Other	Total
Project finance debts	9.7	—	9.7	14.5	—	14.5
Trade and other payables	10.1	0.8	10.9	7.6	1.0	8.6

	19.8	0.8	20.6	22.1	1.0	23.1

Long-term project finance debts	12.0	—	12.0	11.6	—	11.6

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Hedging instruments
At 31 December 2010 and 2009 the Group has no significant currency hedges.
Information on delays in payments to suppliers Disclosure requirement Law 15/2010:
The balance pending payment at the end of 2010 which is in excess of the term stipulated in said Law amounts to €5 million.
These annual accounts are classified as initial accounts solely for the purposes of the application of Law 15/2010.
14. Taxes
a) Corporate income tax and tax situation
The reconciliation between the net amount of income and expense for the year and the taxable base is set out below:

Thousand euro
Profit before taxes	20,909
Temporary differences:
- due to consolidation adjustments	(162)
Permanent differences:
- due to individual companies	(3,016)

17,731

Income tax expense is analysed below:

	Thousand euro
	2010	2009
Current-year tax	3,841	9,135
Deferred tax	2,435	(6,627)

	6,276	2.508

Current tax results from applying a tax rate of 28% to 35%, according to the country and relevant tax authorities, to the tax base, less deductions. The effect of the tax credit that is generated because of negative taxable bases in the consolidated companies has been taken into account in the movement of the assets due to deferred taxes. The tax credit generated by tax losses in certain subsidiaries has not been recognised due to their uncertain recoverability.
As at 31 December 2010 there are tax credits for loss carryfowards and deductions pending application amounting to €34.4 thousand, of which €35,993 thousand (2009: €36 thousand) which have been recorded in the consolidated balance sheet based upon the expectation of their future recoverability.
All the Group’s tax returns for the last four years for the principal taxes to which it is subject are open to inspection by the tax authorities.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
b) Consolidating tax group
Since 1 January 2000, the parent company, Grupo Guascor, S.L. is authorised to file consolidated corporate income tax returns.
The companies that together with Grupo Guascor, S.L. make up the consolidating tax group are set out in Appendix I to these accounts.
c) Special tax regimes
Grupo Guascor, S.L., Guascor Explotaciones Energéticas, S.A., Axastse Solar, S.L. and Gate Solar, S.L. have been authorised by the Provincial Authorities of Alava to apply the special Company Promotion Corporation tax regime in accordance with Article 60 of Provincial Corporate Income Tax Rule 24/1996.
d) Other tax aspects
Fin the case of companies with registered office in Álava, legislation applicable to the assessment of corporate income tax for 2010 is contained in Provincial Regulation 24/1996 of 5 July, as amended by Provincial Regulation 13/2007, of 26 March, and subsequent amendments, which is in force although a number of appeals against it have been lodged.
In the case of companies with registered office in Vizcaya, the legislation applicable to the assessment of corporate income tax for 2010 is contained in Provincial Regulation 3/1996 of 26 June, as amended by Provincial Regulation 6/2007 of 27 March and subsequent amendments, which is in force although a number of appeals against it have been lodged.
In the case of companies with registered office in Guizpucoa, the legislation applicable to the assessment of corporate income tax for 2010 is contained in Provincial Regulation 7/1996 of 4 July, as amended by Provincial Decree 3/2007 of 29 December and subsequent amendments, which is in force and which at the present date has not been appealed against.
The Company’s Directors (and where appropriate, its tax advisers) have calculated the amounts associated with this tax for 2010 and the years open to inspection in accordance with provincial legislation in force at each year end, on the understanding that the final outcome of the appeals filed will not have a significant impact on the annual accounts taken as a whole.
In 2007 and previous years a number of Group companies have contested the assessments raised in respect of the electricity tax. Specifically, an assessment has been raised against Desimpacte de Purins Alcarrás, S.A. amounting to €2,4 million for the years 2000 to 2005, against Desimpacte de Purins Voltregá, S.A. amounting to €2,6 million for the years 2000 a 2005, and against Desimpacte de Purins Corcó, S.A. amounting to €1,6 million for the years 2003 to 2005. These contested assessments have been raised on the understanding that the transmission of electricity from the companies’ facilities to other tax deposits, within the framework of a supply contract for consideration and the self-consumption that took place entailed the accrual and payment of the tax, the suspension regime contained in Special Tax Law 38/1992 of 28 December and enabling regulations and the exemption for the self-consumption of electricity not being applicable since the electricity producer was not entered in the Territorial Register and therefore did not have the relevant Establishment Activity Code.
During 2010 and 2009 the National Court (“Audiencia Nacional”) issued three partly favourable rulings which annulled the electricity tax and VAT assessments related to the sales of electricity to the electricity distribution company and also confirming the assessment related to electricity self-consumption; two of these judgements were ratified by the Supreme Court and payments of €256 thousand were subsequently made by the tax authorities.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
The Group’s Directors and legal advisers consider, in the light of the National Court’s judgements and the jurisprudence upheld by the National Court itself, and the final settlement based on the assessment raised against Desimpacte de Purins Corcó, S.A. and one of the assessments raised against Desimpacte de Purins Voltregá, S.A., that the provision recorded at 31 December 2010 amounting to €329 thousand (2009: €585 thousand) is sufficient to cover the definitive assessments which may result from the pertinent judicial decisions.
As a result, among other things, of the different interpretations to which current tax legislation lends itself, additional liabilities could arise as a result of an inspection. In any event, the directors consider that any such liabilities will not have a significant effect on the consolidated annual accounts.
e) Deferred taxes
Set out below is an analysis of deferred tax:

	Thousand euro
	2010	2009
Deferred tax assets:
- Temporary and other differences	2,681	3,700
- Tax credits in respect of tax losses and tax deductions	34,447	35,993

	37,128	39,693

Deferred tax liabilities:
- Temporary differences	(9,248)	(13,392)

	(9,248)	(13,392)

Deferred taxes	27,880	26,301

Deferred tax assets and liabilities are offset if at the time the Group has an enforceable right to offset the amounts recognised and intends to settle the net amount, or to realise the asset and settle the liability simultaneously.
Movements during the year in deferred tax liabilities are as follows:

	Thousand euro
	Portfolio
	provision	Grants	Other	Total
Deferred tax liabilities
Balance at 01 January 2009	4.612	2.889	4.821	12.322
Additions	—	2,884	407	3,291
By credit to the income statement	—	(1,902)	(43)	(1,945)
By credit to equity	—	(129)	(147)	(276)

Balance at 31 December 2009	4,612	3,742	5,038	13,392

Additions	—	1,939	—	1,939
By credit to the income statement	—	(1,794)	(804)	(2,598)
Transfers and regularisation	(2,021)	(994)	(470)	(3,485)

Balance at 31 December 2010	2,591	2,893	3,764	9,248

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)

	Thousand euro
	Write-off of
	margins on
	inventories	Tax credits	Other	Total
Deferred tax assets
Balance at 01 January 2009	2.591	30.603	1.408	34.602
By charge to the income statement	(58)	5,390	(241)	5,091

Balance at 31 December 2009	2,533	35,993	1,167	39,693

By charge to the income statement	(190)	(2,220)	(829)	(3,239)
Additions	—	674	—	674

Balance at 31 December 2010	2,343	34,447	338	37,128

Deferred tax assets are recognised for tax loss carry forwards to the extent that the realisation of the related tax benefit through future taxable profits is probable.
15. Income and expense
a) Revenue
Revenue from the Group’s ordinary activities amounts to €311,969 thousand (2009: €252,660 thousand). A breakdown is as follows:

	%
Market	2010	2009
Americas	44	35
Europe	50	59
Asia	6	6

	100	100

	%
Line	2010	2009
Solar	14	19
Engines	34	25
Energy assets	48	53
Services	4	3

	100	100

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
b) Consumption of goods for resale, raw materials and other consumable materials

	Thousand euro
	2010	2009
Raw materials and consumables
- Consumption of raw materials and other materials	144,263	115,260

Purchases	152,687	114,212
Difference between opening and closing inventories	(8,424)	1,048
- Subcontracted work	18,824	8,584
- Impairment	(957)	2,885

	162,130	126,729

Difference between opening and closing inventories
- Changes in inventories of finished goods and work in progress	(7,849)	(2,656)

	(7,849)	(2,656)

c) Foreign currency transactions

	Thousand euro
	2010	2009
Purchases and services received	50,461	29,036

Sales and services rendered	73,830	62,157

d) Personnel expenses

	Thousand euro
	2010	2009
Wages, salaries and similar remuneration	39,845	36,200
Staff welfare expenses	9,357	8,696

	49,202	44,896

The average number of employees by category during the year was as follows (*):

(*)	During 2010 the criteria for distributing the three categories listed below were changed.

	No. people
	2010	2009
Management and graduates	213	75
Specialists and administrative workers	323	417
Operators and other personnel	749	774

	1,285	1,266

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
The distribution by gender of the Group’s personnel at the year end is as follows:

	No. people
	2010			2009
	Men	Women	Total	Men	Women	Total
Management	156	50	206	53	13	66
Specialists and administrative workers	239	89	328	275	125	400
Operators and other personnel	698	49	747	704	29	733

	1,093	188	1,281	1,032	167	1,199

The average number of employees during the year with a disability of 33% or more is as follows by category:

	No. persons
	2010	2009
Management and graduates	1	1
Specialists and administrative workers	1	1
Operators and other personnel	4	3

	6	5

e) Fixed asset depreciation

	Thousand euro
	2010	2009
Intangible assets	6,678	3,036
Property, plant and equipment	14,304	12,504
Companies carried by equity method (Note 7)	—	613

	20,982	16,153

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
f) Financial income and expense

	Thousand euro
	2010	2009
Financial income
Shares in equity instruments
From third parties	33	77
Marketable securities and other financial instruments
From third parties	1,530	3,194

	1,563	3,271

Financial expenses
Payables to third parties	(14,864)	(17,848)

	(14,864)	(17,848)

Change in fair value of financial instruments	(824)	(392)

Impairment of financial instruments	(691)	40

Gains/(losses) on exchange	676	2,008

Financial income and expense	(14,140)	(12,921)

16. Cash flows
a) Cash flows from operating activities

	Thousand euro
	2010	2009
Profit/(loss) for the year before tax	20,909	13,507

Adjustments:
- Fixed asset depreciation	20,982	15,540
- Impairment adjustments	(3,237)	10,839
- Change in provisions		2,153
- Grants released to income	(5,427)	(2,451)
- Change in trade provisions	6,039	(2,451)
- Profit/(loss) on write-offs and disposals of fixed assets	(195)	2
- Profit/ (loss) on write-offs and disposals of financial instruments	691	(40)
- Financial income	(1,563)	(3,271)
- Financial expenses	14,864	17,848
- Exchange differences	(683)	(2,008)
- Share in profits companies under the equity method	(18)	(1,272)
- Change in fair value of financial instruments	824	392

	32,783	37,732

Changes in working capital:
- Inventories	2,481	(566)
- Debtors and other receivables	(37,504)	16,548
- Other current assets	6,783	(8,018)
- Creditors and other payables	38,219	(18,394)
- Other current liabilities	(9,899)	308

	80	(10,122)

Other cash flows from operating activities:
- Payment of interest	(14,864)	(17,848)
- Collection of dividends	—	2,190
- Collection of interest	1,563	3,271
- Corporate income tax income/(expense)	(9,135)	2,670
- Other payments (collections)	229	(17)

	(22,207)	(9,734)

Cash flows from operating activities	31,564	31,383

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
b) Cash flows from investing activities

	Thousand euro
	2010	2009
Outflows on investments:
- Group companies and associates	(663)	(322)
- Intangible assets	(9,005)	(7,259)
- Property, plant and equipment	(9,025)	(2,638)
- Other financial assets	(1,894)	(3,418)

	(20,587)	(13,637)

Amounts collected from divestments
- Group companies and associates	236	—
- Intangible assets	780	413
- Property, plant and equipment	1,790	575
- Other financial assets	149	40

	2,955	1,028

Cash flows from investing activities	(17,632)	(12,609)

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
c) Cash flows from financing activities

	Thousand euro
	2010	2009
Collections and payments equity instruments
- Issue of:
- Equity instruments	—	8,000
- Grants, donations and bequests	8,490	5,839

	8,490	13,839

Collections and payments on financial liabilities:
- Issue of:
- Bank borrowings and other financial liabilities	—	—
- Amounts payable to Group companies and associates	—	—

- Return and repayment of:
- Bank borrowings and other financial liabilities	(8,929)	(36,515)
- Amounts payable to Group companies and associates	152	268

	(8,777)	(36,247)

Cash flows from financing activities	(287)	(22,408)
17. Other information
a) Contingencies
Contingent liabilities
The possible contingent liabilities arising in the ordinary course of business are described in note 11.
Bank guarantees
The group has guarantees amounting to €53.2 million (2009: 43.5 million), corresponding to commercial operations —provisional reception of photovoltaic installations constructed and contracted ready-to-use for the supply of installations and equipment.
Guarantees
Guarantees under project contracts and module sales contracts
The guarantees offered by the group companies Guascor Solar, S.A. and Guascor Fotón, S.L. in respect of their projects are contained in the offer for the turn-key construction of photovoltaic solar parks. Specifically, the following contractual guarantees are offered:
Quality guarantee
The manufacturer’s warranty over the design, materials and operation of the photovoltaic solar plants is assigned to turn—key project customers and guarantees that all the materials supplied have been manufactured to the quality standards of each equipment manufacturer. In this way, it undertakes to replace or repair at no charge for the customer any material or equipment with a manufacturing defects affecting their correct operation, generally within 3 years of the start-up of the facilities.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Additionally, any decline in performance of the facilities should not exceed 10% in the first 10 years following the start-up of the equipment and 20% in the following 15 years, with respect to the minimum value indicated in the characteristics page, in accordance with the technical specifications included in that page by the manufacturer.
At the year end there is no provision for this item since it does not entail a risk for the group.
With respect to the photovoltaic modules manufactured by the Group, the standard warranty is offered that covers any material and manufacturing defects and the power guarantee.
At the 2010 year end a provision has been recorded amounting to €30 thousand (2009: €2,031 thousand) based on technical forecasts and historical information concerning defect rates and estimated repair costs that are reviewed and adjusted on a regular basis.
Energy output guarantee
Generally customers are guaranteed 85% of effective electricity output for at least 3 years (guaranteed output) for the location under real radiation conditions.
In the event of non-compliance, the indemnity payable will be equal to the difference between guaranteed output and real output for 2 years, multiplied by the average rate for that period. Guaranteed output is guaranteed on the basis of solar radiation data at the nearest location available or on the basis of solar radiation measurement resulting from the installation of a meteorological station at the specific location.
At the year end there is no provision for this item given that management considers, on the basis of the results of the measurements of the completed parks, that there is no risk in this respect.
Delivery period guarantee
Delivery of the facilities is guaranteed within the set contract periods.
Generally specifically, the penalty for delays in the delivery of the facility (understood as Provisional Receipt of the facilitate) is calculated on the basis of the days’ delay.
At the year end there is no provision for this item since Management considers that there will be no delays in delivering the parks currently under development.
Power guarantee
In the case of Guascor Solar, S.A., the module power guarantee is provided by the “flash list certificate” ” that is furnished by the panel manufacturer, setting out real power values measured at the end of the manufacturing process for each of the photovoltaic modules.
b) Commitments
The Group has no significant purchase or sales contracts signed for the purchase or sale of fixed assets or inventories.
c) Operating lease commitments
Operating lease commitments (where the company is the lessee)
The Group rents several premises and facilities under irrevocable operating lease agreements. These contracts run for 1 to ten years and most of them may be renewed at maturity under market terms and conditions.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
The total minimum future payments for irrevocable operating leases are as follows:

	Thousand euro
	2010	2009
Less than 1 year	1,214	901
Between one and five years	1,808	2,546
More than five years	806	—

	3,828	3,447

The expense recognised in the income statement during the year for operating leases amounts to €1,362 thousand (2009: €884 thousand) in respect of minimum payments and there are no contingent instalments.
d) Directors’ and Senior Management remuneration
Remuneration of the members of the Board of Directors
During 2010 the parent company’s directors have received €477 thousand (2009: €586 thousand) as salaries and per diems, of which €441 thousand (2009: €562 thousand) relates to executive directors for salaries and per diems and €36 thousand (2009: €24 thousand) to the remaining directors for per diems.
In compliance with reporting requirements, set out below are details of parent company directors’ holdings in companies engaging in activities with are identical, analogous or complementary to those comprising the Group’s corporate objects:

DIRECTOR	SHAREHOLDING

Emilio José Ramos Gorostiza representing Axis Participaciones Empresariales SGECR, S.A.	None

Jon Imanol Azua Mendía	None

Pedro López Gorriz	None

Enrique Ranedo Fernández	None

Francisco Gómez Zubeldia	None

Joseba Mikel Grajales Jiménez	None

Pablo Cantalicio Pantoja representing Cajasol Inversiones de Capital, S.A.U. S.C.R.	None

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
The Directors of these companies who have declared that they hold office or carry out functions in companies with an identical, analogous or complementary kind of activity are:

DIRECTORS	POSITION

Emilio José Ramos Gorostiza representing Axis Participaciones Empresariales SGECR, S.A.	None

Jon Imanol Azua Mendía	None

Pedro López Gorriz	None

Enrique Ranedo Fernández	Director of Tecnohuertas, S.A.

Francisco Gómez Zubeldia	None

Joseba Mikel Grajales Jiménez	Director of Tecnohuertas, S.A.

Pablo Cantalicio Pantoja representing Cajasol Inversiones de Capital, S.A.U. S.C.R.	Board Member of Activos Andaluces, S.A. Board Member of Cajasol Inversiones Inmobiliarias, S.A. Board Member of Corporación Empresarial Cajasol, S.A.
No conflicts of interest have arisen during 2010.
Senior Management compensation and loans
Total remuneration paid to top senior management personnel in 2010 was €441 thousand (2009: €807 thousand). There are no pension plans or life insurance arrangements or special indemnities agreements.
No loans had been granted to top executive personnel as at 31 December 2010 and 2009.
e) Transactions with related parties
The following transactions were carried out with related parties: Sales of goods and services

	Thousand euro
Income	2010	2009

Sales	659	—

Acquisitions of goods and services

	Thousand euro
	2010	2009

Services received	588	585

Services relate to advisory services totalling €343 thousand (2009: €341 thousand) and office rentals of €245 thousand (2009: €243 thousand).

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
f) Environmental information
In its overall operations the Group takes into account environmental protection laws (“environmental laws”). The Group considers that it largely meets environmental regulations and has procedures in place designed to encourage and assure such compliance.
The Group has taken the necessary measures to protect and improve the environment and to minimize environmental impact, if applicable, in compliance with current environmental legislation. During 2010 and previous years, the Group has made no environmental investments and nor has it incurred expenses for the protection and improvement of the environment. In addition, it has not considered it necessary to establish a provision for environmental liabilities and charges since there are no contingencies related to the environmental protection and improvement or environmental liabilities.
g) Emission rights
The amount of rights assigned gratuitously for 2010 under the national assignment plan to several Group companies is 348,678 rights. Each right has been valued at €12.80 relating to the market value of those rights on the grant date (1 January).
Greenhouse gas emissions in 2010 have been calculated at 388,011 tonnes of carbon dioxide. The Company estimates that the emission of greenhouses gases in 2011 will amount to approximately 390,000 tonnes.
Movement in emission rights during 2010 was as follows:

		Thousand euro
	Number	(Note 5)
Emission rights at 01/01/2009	348,678	7,778
Disposal of rights used in 2008	(322,729)	(7,397)
Transferred gratuitously	348,678	5,143
Valuation adjustment	—	190

Emission rights at 31/12/2009	374,627	5,714

Disposal of rights used in 2009	(370,514)	(5,677)
Transferred gratuitously	348,678	4,462
Valuation adjustment		25

Emission rights at 31/12/2010	352,791	4,523

The movement in the provision for short term liabilities and charges was as follows:

	Number	Thousand euro
Balance at 01/01/2009	321,355	7,365
Assessment 2008	(321,355)	(7,365)
Emission rights used in 2009	372,510	5,688

Balance at 31/12/2009	372,510	5,688

Assessment 2009	(372,510)	(5,688)
Emission rights used in 2010	388,011	5,034

Balance at 31/12/2010	388,011	5,034

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
Movements in grants, donations and bequests are analysed below:

	Number	Thousand euro
Balance at 01/01/2009	28,458	436
Emission rights transferred in 2009	348,678	3,600
Emission rights used in 2009	(364,740)	(3,914)
Valuation adjustment and other	(2,509)	(37)

Balance at 31/12/2009	9,887	85

Emission rights transferred in 2010	348,678	3,124
Emission rights used in 2010	(341,888)	(3,063)
Valuation adjustment and other	0	0

Balance at 31/12/2010	6,790	61

h) Events after the balance sheet date
On 3 March 2011 the shareholders of Grupo Guascor, S.L. concluded an agreement to sell 100% of this company’s capital to Dresser-Rand Group Inc. (USA). The implementation of the agreement is pending regulatory approval. This authorisation is expected to be received in the second half of 2011.
i) Auditors’ fees
The fees accrued during the year by PricewaterhouseCoopers Auditores for auditing services and other services amounted to €290 thousand for Grupo Guascor and its subsidiaries (consolidated Group) (2009: €290 thousand)

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED ANNUAL ACCOUNTS FOR 2010
(Thousand euro)
18. Segmental information
Segmental financial information for the years ended 31 December 2010 and 2009 is as follows:

	Segments
At 31 December 2010:		Consolidation
Items	Engines	adjustments	Energy	Consolidated

Net turnover:	113,579	(11,916)	210,306	311,969
- Non-group customers	101,663	—	210,306	311,969
- Inter-segment	11,916	(11,916)	—	—

Raw materials and consumables	(60,197)	—	(101,933)	(162,130)
Personnel expenses	(13,107)	—	(36,095)	(49,202)
Fixed asset depreciation	(3,999)	—	(16,983)	(20,982)
Losses, impairment and change in provisions	974	—	6,215	7,189
- Current	974	—	6,215	7,189
- Non-current

Operating results	22,865	—	15,073	37,938
Financial income	157	—	1,406	1,563
Financial expenses	(1,195)	—	(13,669)	(14,864)
Results from discontinued operations	—	—	(2,907)	(2,907)
Profit before taxes	21,701	—	2,115	23,816
Segment assets	131,772	(45,565)	331,690	417,897
Segment liabilities	131,772	(29,086)	315,211	417,897
Net cash flows from:
- Operation	23,799	652	7,113	31,564
- Investment	(6,278)	(100)	(11,254)	(17,632)
- Financing	(16,435)	18,081	(1,933)	(287)
Acquisitions of non-current assets during the year	6,030	—	12,000	18,030
In the Engines segment, the six largest customers account for approximately 49% of income in that business unit. In the Energy segment, the six largest customers account for approximately 82% of income in that line of business. The most significant customer is the Spanish National Energy Commission, which is the Spanish electricity market regulator.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix I

A) Subsidiaries included in the consolidation scope	1 of 2

		Shareholding
			Cost (**)
		% of	(thousand
Name and address	Activity	par value	euro)	Group company holder	Auditor
Consumer goods — Engine
Division
Guascor Power, S.A. (Zumaia) (*)	Industrial and marine engine manufacture and sale,	100	6,273	Grupo Guascor, S.L.	PwC
Guascor Maroc, S.A. (Morocco)	Marketing company	100	117	Guascor, Power S.A.	—
Guascor Argentina, S.A. (Argentina)	Marketing company	100	67	Guascor, Power S.A.	Iglesias & Avocados
Guascor Power I+D, S.A. (Vitoria) (*)	Engine research & development	100	4,889	Guascor, Power S.A.	PwC
Engines Rental, S.A. (Uruguay)	Engine rentals	100		Guascor, Power S.A.	—
Engine Rental S.L.	Engine rentals	100	3	Guascor Power S.A.	—
Guascor Venezuela	Marketing company	100	30	Guascor Power S.A.	—

Electricity asset division
Guascor Explotaciones Energéticas, S.A. (Vitoria) (*)	Holding company	100	9,795	Grupo Guascor, S.L.	PwC
Desimpacte de Purins Alcarrás, S.A. (Barcelona)	Elimination of environmental impact of waste	100	849	Guascor Explotaciones Energéticas, S.A.	PwC
Desimpacte de Purins Votreaga, S.A. (Barcelona)	Elimination of environmental impact of waste	100	3,744	Guascor Explotaciones Energéticas, S.A.	PwC
Desimpacte de Purins Corco, S.A. (Barcelona)	Elimination of environmental impact of waste	95	856	Guascor Explotaciones Energéticas, S.A.	PwC
Desimpacte de Purines Albornicon S.A. (Zaragoza)	Elimination of environmental impact of waste	99.99	—	Guascor Explotaciones Energéticas, S.A.	PwC
Enviroil Vasca, S.A. (Vitoria) (*)	Recovery of used oils	99.99	516	Microenergia Vasca S.A.	—
Microenergia Vasca, S.A. (Vitoria) (*)	Holding company	100	1,712	Grupo Guascor S.L.	—
Desimpacte de Purines Eresma S.A. (Vallodlidad)	Elimination of environmental impact of waste	99.99	700	Guascor Explotaciones Energéticas, S.A.	PwC
Desimpacto de Purines Turégano, S.A. (Valladolid)	Elimination of environmental impact of waste	99.99	1,270	Guascor Explotaciones Energéticas, S.A.	PwC
Guascor Ingenieria S.A. (Vitoria) (*)	Completion of turn-key plans and engineering works	100	60	Guascor Explotaciones Energéticas, S.A.	—
Galicia Reciclado de Neumátiocos, S.A. (Vitoria) (*)	Elimination of impact of used tyres	100	6,876	Guascor Explotaciones Energéticas, S.A.	—
Guascor Empreendimentos Energéticos, Ltda. (Brazil)	Holding company	90	127	Grupo Guascor, S.L.	—
Guascor Servicios do Brasil Ltda. (Brazil)	Operation and maintenance	60	—	Guascor Empreendimentos Energéticos, Ltda.	—
Jaguan, S.A. (Brazil)	Generation hydraulic energy	84.96	20	Guascor Servicios do Brasil, Ltda	Terco Grant Thornton
Guascor do Brasil Ltda. (Brazil)	Power generation in isolated areas	90	33,895	Grupo Guascor, S.L.	PwC
Denesa Italia, S.R.L.	Holding company	100.0	3	Guascor Explotaciones Energéticas, S.A.
Enviroil Italia, S.R.L. a (Italia)	Recovery of used oils	100	616	Guascor Explotaciones Energéticas, S.A.	PwC

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix I

A) Subsidiaries included in the consolidation scope	2 of 2

		Shareholding
			Cost (**)
		% of	(thousand
Name and address	Activity	par value	euro)	Group company holder	Auditor
Guascor Italia, S.P.A. (Italy)	Holding company and landfill operation	100	4,765	Guascor Explotaciones Energéticas, S.A.	PwC
Rossano Energía, S.P.A. (Italy)	Biomass energy	100	0	Denesa Italia, S.R.L.	PwC
Wind Division
Guascor Wind, S.L. (*) (Vitoria)	Promotion wind parks, manufacture wind equipment components	89.68	2,378	Grupo Guascor, S.L.	PwC
Eólica Cerro Colorado S.L. (Argentina)	Wind park promotion	60	—	Guascor Wind, S.L.
Eólica Pico Truncado S.L.(Argentina)	Wind park promotion	60	276	Guascor Wind, S.L.
Guascor Wind Development S.L. (Vitoria) (*)	Wind park promotion	100	3	Guascor Wind, S.L.
Guascor Wind Polska (Poland)	Wind park promotion	100	2	Guascor Wind, S.L.
Guascor Wind Power S.L. (Vitoria)(*)	Wind park promotion	100	3	Guascor Wind, S.L.
Guascor Wind do Brasil, Ltda (Brazil)	Wind park promotion	100	—	Guascor Wind, S.L.
Minuano Participaçoes Eolica Ltda.	Wind park promotion	75	—	Guascor Wind do Brasil Ltda.

Bioenergy Division
Energía Natural de la Mora, S.L.	Biomass	80	3,000	Grupo Guascor, S.L.
Guascor Bionergía, S.L. (*)	Bioenergy	100	3	Grupo Guascor, S.L.
Ingenieria y Biogas S.L. (Inbiogas)	Bioenergy	54	2	Guascor Bioenergia S.L.

Services Division
Guascor Servicios, S.A.	Operation and maintenance services	100	4,500	Guascor Explotaciones Energéticas, S.A.	PwC

Solar Division
Guascor Solar Corporation, S.A. (Vitoria) (*)	Holding company	100	7,116	Grupo Guascor S.L.	PwC
Guascor Solar S.A. (Vitoria) (*)	Installation and assembly of conventional panels	100	4,521	Guascor Solar Corporation, S.A.	PwC
14 companies in Italy (see Appendix V)	Solar photovoltaic	10	28	Guascor Italia; Guascor Solar	—
73 companies — solar parks (see Appendix V) (Vitoria) (*)	Solar photovoltaic	100	243	Guascor Solar, S.A.U.	—
Guascor Fotón AGF, S.L(Vitoria)(*)	Holding company	100	1,002	Guascor Solar Corporation, S.A.	—
Guascor Folton, S.L. (Ortuella, Vizcaya)	Manufacture, installation and assembly of high concentration panels	90	—	Guascor Fotón AGF, S.L.	PwC
Guascor Promotora Solar, S.A. (Vitoria)(*)	Promotion of renewable energies	100	60	Guascor Solar Corporation, S.A.	—
Axastse Solar, S.L. (Vitoria)(*)	Promotion of renewable energies	100	3,005	Guascor Solar Corporation, S.A.	—
78 companies — solar parks without installation (see Appendix V) (Vitoria) (*)	Solar photovoltaic	100	274	Avastse Solar, S.L.	—
Guascor Hellas (Greece	Promotion of renewable energies	80	0	Guascor Solar Corporation, S.A.	—
Thesprotikos Ilios I to V (5 companies) (Greece)	Exploitation of solar parks	100	90	Guascor Solar Corporation, S.A.	—
Guascor Solar Operación y Mantenimiento, S.L. (Vitoria)	Operation and maintenance	100	3	Guascor Solar Corporation, S.A.	—
Conto Energia Spa (Italy)	Marketing	100	61	Guascor Solar Italia	—
Huerta Solar 2007, S.L.	Solar photovoltaic	100	10	Guascor Promotora Solar, S.A.	—
Guascor Solar do Brasil	Promotion of renewable energies	81.26		Guascor Empreendimentos Energéticos, Ltda.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix I

A) Subsidiaries included in the consolidation scope	1 of 2

		Shareholding
			Cost (**)
		% of	(thousand
Name and address	Activity	par value	euro)	Group company holder	Auditor
Empresa de Reciclajes de Residuos ambientales, S.A.(Vitoria)	Waste recycling	67	12	Guascor Explotaciones Energéticas, S.A.	—
Desimpacto de Purines Campillos, S.A. (Madrid)	Elimination environmental impact of purines	99.90	60	Guascor Explotaciones Energéticas, S.A.	—
Desimpacto de Purines Fuentepelayo, S.A. (Valladolid)	Elimination environmental impact of purines	99.90	60	Guascor Explotaciones Energéticas, S.A.	—
Desimpacto de Purines Ocholagunas, S.A. (Madrid)	Elimination environmental impact of purines	99.90	60	Guascor Explotaciones Energéticas, S.A.	—
Desimpacto de Purines Toconal, S.A. (Valladolid)	Elimination environmental impact of purines	99.90	60	Guascor Explotaciones Energéticas, S.A.	—
Desimpacto de Purines Palomar, S.A. (Segovia)	Elimination environmental impact of purines	99.90	60	Guascor Explotaciones Energéticas, S.A.	—
Biomasa Martos S.A. (Desimpacto de Purines Pinarejos, S.A.) (Segovia)	Elimination environmental impact of purines	99.90	60	Guascor Explotaciones Energéticas, S.A.	—
Desimpacto de Purines Castileón, S.A. (León)	Elimination environmental impact of purines	80	12	Guascor Explotaciones Energéticas, S.A.	—
Desimpacto de Purines Guardo, S.A. (León)	Elimination environmental impact of purines	80	12	Guascor Explotaciones Energéticas, S.A.	—
Desimpacto de Neumáticos S.A. (Vitoria) (*)	Elimination environmental impact of used tyres	100	15	Guascor Explotaciones Energéticas, S.A.	—
Desimpacto de Neumáticos Murcia, S.A. (Murcia)	Elimination environmental impact of used tyres	100	—	Guascor Explotaciones Energéticas, S.A.	—
Guascor Fotón Eresma S.A. (Microenergía Castilla León, S.A.) (Valladolid)	Environmental impact elimination projects	99.90	15	Guascor Explotaciones Energéticas, S.A.	—
Sistemas y Nuevas energías, S.A. (Vitoria)(*)	Environmental impact elimination projects	100	15	Guascor Explotaciones Energéticas, S.A.	—
Anaia Global Renewable Energies (Canadá)	Renewable energies promotion	50	—	G.E.E.
Empresa Nacional de Máquinas Eléctricas S.A. (Venezuela)	Engine assembly	40	14	Guascor Power S.A.
Generación Caribe S.A. (Cuba)	Marketing company	40	99	Guascor Power S.A.
Guascor INC (USA)	Marketing company	100	—	Guascor Power S.A.
Guascor-Borja AIE	Marketing company	69.52	86	Microenergia 21, S.A.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix I

A) Subsidiaries included in the consolidation scope	2 of 2

		Shareholding
			Cost (**)
		% of	(thousand
Name and address	Activity	par value	euro)	Group company holder	Auditor
Enviroil Castilla-León, S.A. (Valladolid)	Environmental impact elimination projects	100	15	Guascor Explotaciones Energéticas, S.A.	—
Efis Tecnologic (Barcelona)	Environmental impact elimination projects	100	15	Guascor Explotaciones Energéticas, S.A.	—
Enermeda Procesos (Barcelona)	Environmental impact elimination projects	100	18	Guascor Explotaciones Energéticas, S.A.	—
Guascor México (México)	Promotion of renewable energies	50	54	Guascor Explotaciones Energéticas, S.A.	—
Guascor Proyectos (Madrid)	Engineering projects	100	15	Guascor Explotaciones Energéticas, S.A.	—
Iniciativas energéticas de Canarias, S.A. (Canarias)	Promotion of renewable energies	80	120	Guascor Explotaciones Energéticas, S.A.	—
Microenergía XXI, S.A. (Gipuzkoa)(*)	Cogeneration	99.98	450	Guascor, Power S.A.	—
SOCIEDAD ENERGÉTICA DEL CARIBE (Dominican Republic)	Operation and maintenance	100	—	Guascor Servicios, S.A.	—
Explotaciones y Mantenimientos Integrales, S.L (Vizcaya)	Operation and maintenance	60	30	Guascor Servicios, S.A.	—

(*)	Companies forming part of tax consolidation group (Note 14.b)

(**)	Cost net of provisions and pending payments.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix II

1 of 1
A) Associate companies included in the consolidation scope

		Shareholding
			Cost (**)
		% of	(thousand
Name and address	Activity	par value	euro)	Group company holder	Auditor
Ardora, S.A. (La Coruña)	Marketing	34.7	44	Guascor, Power S.A.	—
Amonix Guascor Fotón Solar, Llc. (USA)	Manufacturer of photo receivers	49	—	Guascor Folton, S.L.	—
Reason for Consolidation:
47.3 of the Code of Commerce that lays down that an associate is a company over which another company in the consolidation exercises significant influence, it being presumed that there is an interest in this respect when a group company holds at least 20% of the voting rights in another non-group company.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix III

Jointly-controlled companies	1 of 1

		Shareholding
			Cost (**)
		% of	(thousand
Name and address	Activity	par value	euro)	Group company holder	Auditor
Solar Division
Gate Solar, S.L. (Vitoria)	Photovoltaic promotion	50	1,503	Guascor Solar Corporation, S.A.	PwC
Gate Solar Gestión, S.L. (Vitoria)	Management of wind farms	100	300	Gate Solar, S.L.	PwC
1 company — solar park with installation (see Appendix IV) (Vitoria)	Exploitation of solar parks	100	96	Gate Solar, S.L.	—
86 companies — solar parks without installation (see Appendix I) (Vitoria)	Dormant	100	268	Gate Solar, S.L.	—
Hydrophytic, S.L. (Vitoria)	Property leasing	50	92	Guascor Promotora Solar, S.A.
Tusso Energía, S.L. (Sevilla)	Promotion of renewable energies	50	831	Guascor Promotora Solar, S.A.	—
18 companies — solar parks with instalation (see Appendix IV) (Seville)	Exploitation of solar parks	100	54	Tusso Energía, S.L.	—
Reason for Consolidation:
Article 47.1 of the Code of Commerce defines a jointly-owned company as one managed jointly by a consolidating company and one or more non-Group companies.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix IV

Solar parks with photovoltaic installation	1 of 1

		Shareholding
			Cost (**)
		% of	(thousand
Name and address	Activity	par value	euro)	Group company holder	Auditor
GATE SOLAR 32, S.L.	Exploitation of solar parks	50	3	Gate Solar, S.L.	—
TUSSOENERGíA I, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA II, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA III, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA IV, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA V, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA VI, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA VII, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA VIII, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA IX, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA X, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA XI, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA XII, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA XIII, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA XIV, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA XV, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA XVI, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA XVII, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—
TUSSOENERGíA XVIII, S.L.	Exploitation of solar parks	50	3	Tusso Energía, S.L.	—

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix V

Solar parks without photovoltaic installation	1 of 5

		Shareholding
		% of
Name and address	Activity	par value	Cost	Group company holder	Auditor
OPCIÓN FOTOVOLTAICA 1	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 2	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 3	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 4	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 5	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 6	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 7	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 8	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 9	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 10	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 11	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 12	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 13(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 15(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 17(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 22	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 25	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 26	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 27	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 28	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 29	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 30	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 31	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 32	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 33	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 34	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 35	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 36	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 37	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 38	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 39	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 40	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 41	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 42	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 43(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 44(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 45(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 46(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 47(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 48(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 49(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 50(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 51(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 52(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 53(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 54(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 55(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 56(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 57(*)	Dormant	100	3	Guascor Solar, S.A.U.	—

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix V

Solar parks without photovoltaic installation	2 of 5

		Shareholding
		% of
Name and address	Activity	par value	Cost	Group company holder	Auditor
OPCIÓN FOTOVOLTAICA 58(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 59(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 60(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 61(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 62(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 63(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 64(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 65(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 66(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 67(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 68(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 69(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 70(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 71(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 72(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 73(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 74(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 75(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 76(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 77(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 78(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 79(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 80(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
OPCIÓN FOTOVOLTAICA 81(*)	Dormant	100	3	Guascor Solar, S.A.U.	—
GLABRATE, S.L.U	Dormant	100	3	Avastse Solar, S.L.	—
ZELKOVA SOLAR, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
ZINGIBER SOLAR, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
ZINNIA SOLAR, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
ZIZANIA SOLAR, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
PARROTIA, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
PAULOWNIA SOLAR, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
PELLIONIA, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
PELTANDRA, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
QUASSIA SOLAR, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
QUEKETTIA SOLAR, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
RESEDA SOLAR, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
RHEUM, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
RUELLIA SOLAR, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
RUMEX SOLAR, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
RUSSELIA SOLAR, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES SAMIAC 32, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES SAMIAC 33, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES SAMIAC 34, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES SAMIAC 35, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES SAMIAC 36, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES SAMIAC 37, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES SAMIAC 38, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 1, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 2, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 3, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 4, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 5, S.L.	Dormant	100	3	Avastse Solar, S.L.	—

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix V

Solar parks without photovoltaic installation	3 of 5

		Shareholding
		% of
Name and address	Activity	par value	Cost	Group company holder	Auditor
INVERSIONES ORTOSA 9, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 14, S.L.(*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 15, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 16, S.L.(*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 17, S.L.(*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 18, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 19, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 20, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 21, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 22, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 23, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 24, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 25, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 26, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 27, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 28, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 29, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 30, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 31, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ORTOSA 32, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 1, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 2, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 3, S.L.(*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 4, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 5, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 6, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 7, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 8, S.L.(*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 9, S.L.(*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 11, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 12, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 13, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 14, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 15, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 16, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 17, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 18, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 19, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 20, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 21, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 22, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 23, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 24, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 25, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES ANALCIMA 26, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES EUCLASA 34, S.L.		100	3	Avastse Solar, S.L.	—
INVERSIONES EUCLASA 35, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES EUCLASA 36, S.L.	Dormant	100	3	Avastse Solar, S.L.	—
INVERSIONES EUCLASA 37, S.L.	Dormant	100	3	Avastse Solar, S.L.	—

(*)	Companies in the process of merging

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix V

Solar parks without photovoltaic installation	4 of 5

		Shareholding
		% of
Name and address	Activity	par value	Cost	Group company holder	Auditor
INVERSIONES EUCLASA 38, S.L. (*)	Dormant	100	3	Avastse Solar, S.L.	—
GATE FOTOVOLTAICA 1, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 2, S.L.	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 3, S.L.	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 4, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 5, S.L.	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 6, S.L.	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 7, S.L.	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 8, S.L.	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 9, S.L.	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 10, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 11, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
JUNCIFORM S.L.U. (**)	Dormant	50	3	Gate Solar, S.L.	—
SAGITTARIA SOLAR, S.L.	Dormant	50	3	Gate Solar, S.L.	—
SALIX SOLAR, S.L.	Dormant	50	3	Gate Solar, S.L.	—
SALPIGLOSSIS, S.L.	Dormant	50	3	Gate Solar, S.L.	—
SANVITALIA SOLAR, S.L.	Dormant	50	3	Gate Solar, S.L.	—
SAPIUM SOLAR, S.L.	Dormant	50	3	Gate Solar, S.L.	—
SARRACENIA SOLAR, S.L.	Dormant	50	3	Gate Solar, S.L.	—
SASSAFRAS SOLAR, S.L.	Dormant	50	3	Gate Solar, S.L.	—
TARAXACUM, S.L.U.	Dormant	50	3	Gate Solar, S.L.	—
TETRAGONIA SOLAR, S.L.U.	Dormant	50	3	Gate Solar, S.L.	—
WOLFIA SOLAR, S.L.U.	Dormant	50	3	Gate Solar, S.L.	—
XERANTHEMUN, S.L.U.	Dormant	50	3	Gate Solar, S.L.	—
YUCCA FOTOVOLTAICA, S.L.U.	Dormant	50	3	Gate Solar, S.L.	—
ZAMIA SOLAR, S.L.U.	Dormant	50	3	Gate Solar, S.L.	—
ZANTEDESCHIA, S.L.U.	Dormant	50	3	Gate Solar, S.L.	—
RHOEO SOLAR	Dormant	50	3	Gate Solar, S.L.	—
ROBINIA SOLAR, S.L.U.	Dormant	50	3	Gate Solar, S.L.	—
ROMNEYA SOLAR, S.L.U.	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 33, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 34, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 35, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 36, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 37, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 38, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 39, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 40, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 41, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 42, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 43, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 44, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 45, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE SOLAR 46, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 12, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 13, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 14, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 15, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 16, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 17, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 18, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 19, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 20, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 21, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 22, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—

(*)	Companies in the process of merging

GRUPO GUASCOR, S.L. AND SUBSIDIARIES	Appendix V

Solar parks without photovoltaic installation	5 of 5

		Shareholding
		% of
Name and address	Activity	par value	Cost	Group company holder	Auditor
GATE FOTOVOLTAICA 23, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 24, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 25, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 26, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 27, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 28, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 29, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 30, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 31, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 32, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 33, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 34, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 35, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 36, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 37, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 38, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 39, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 40, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 41, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 42, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 43, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 44, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 45, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 46, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 47, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 48, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 49, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE FOTOVOLTAICA 50, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE HUERTA SOLAR 46, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE HUERTA SOLAR 47, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE HUERTA SOLAR 48, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE HUERTA SOLAR 49, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
GATE HUERTA SOLAR 50, S.L. (*)	Dormant	50	3	Gate Solar, S.L.	—
OFFICINE SOLARI AQUILA	Solar promotion	10	2	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI BARONE	Solar promotion	10	2	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI BELLIEMI	Solar promotion	10	2	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI BUANORRATI	Solar promotion	65	3	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI CAMPOREALE	Solar promotion	10	2	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI CUCHIARA	Solar promotion	10	2	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI FRACCIA	Solar promotion	10	2	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI KAGGIO	Solar promotion	10	2	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI MONREALE	Solar promotion	10	2	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI RUANO	Solar promotion	10	2	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI SETTEFARINE	Solar promotion	65	3	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI STRASSATO	Solar promotion	10	2	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI VELIZ	Solar promotion	10	2	Guascor Italia; Guascor Solar	—
OFFICINE SOLARI FABBRICA DEL SOLE	Solar promotion	30	—	Guascor Italia	—

(*)	Companies in the process of merging

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
DIRECTORS’ REPORT FOR 2010
Company’s performance in 2010
During 2010 the Group achieved total revenue of €311.9 million (€252.7 million in 2009) and a gross operating profit —EBITDA — of €58.9 million (€47.3 million in 2009). Profit attributable to the parent company amounted to €13.1 million (€9 million in 2009). The rise in consolidated revenue is mainly due to the increase in business in the Engines division, mainly centred on export markets. The profit attributable to the parent company has increased by 45% due to the 23% rise in consolidated revenue and the efforts to contain direct expenses and overheads made by Group management in 2010, a year which has been characterised by a climate of financial recession and liquidity restrictions in the financial markets.
Financial risk management
Risk management is controlled by Grupo Guascor’s Finance Department in accordance with policies approved by its Board of Directors. This department identifies, assesses and hedges financial risks insofar as they are considered significant.
j) Market risk
Interest rate risk
The Group has a volume of gross financial debt (and like items: participating and subordinated loans, etc.) of €176 million as at 31 December 2010 (€182 million as at 31 December 2009) and the effect of significant changes in interest rates on the market can have an important impact on the financial results. Approximately €48 million of that financial debt consists in Project Finance debts (2009: €63 million).
As a general rule, Company management carries out no actions to insure the interest rate risk other than in the case of project finance.
Foreign exchange risk
Except in the case of the Brazilian companies that operate in real, the group’s other activities (sales, purchases) are mostly denominated in euro.
Price risk
The Group is not directly exposed to the listed commodity price risk except on purine processing operations where gas is the raw material the market performance of which is closely linked to the development of oil prices.
k) Credit risk
Concerning banks and financial institutions, transactions are only performed with highly recognised quality entities, taking into account past experience and other factors.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
The Group companies’ finance departments assess customers’ credit worthiness, taking into account their financial position, past experience and other factors. It is not Group policy to grant long-term loans to customers.
l) Liquidity risk
Given the dynamic nature of the underlying businesses, the Group companies’ finance departments, in coordination with the finance management of Grupo Guascor, S.L., aim to ensure flexibility in financing through the use of working capital financing arrangements agreed with various financial institutions.
Additionally, the Company may use financial liquidity instruments (factoring without recourse through which the risks and rewards of the receivables are transferred) in order to maintain liquidity levels and the working capital structure required under its operations plans.
Liquidity risk (current assets less current liabilities) is adequately managed by means of tight control over working capital, limits on the amount of credit exposure to any financial institution and permanent monitoring of levels of borrowings and fund generation.
Outlook for 2011
The aim of Grupo Guascor, is to continue driving its Strategic Plan in order to consolidate its position as the market benchmark as a provider of energy solutions based on renewable energies and distributed generation. In this area the Group will continue to drive and coordinate the activity of its participated companies, controlling their compliance with commercial, production and financial objectives; centring an important part of the efforts on the consolidation of the internationalisation of the Group as it is expected that this year approximately 62% of business volume will be generated on international markets.
Technological innovation activities
The factor differentiating the Group from its competitors is innovation and on-going technological improvement as a provider of advanced technology energy solutions. In this respect, at the 2010 year end, the Group has reflected in its balance sheet an accumulated gross investment of €25.2 million in investment and development expenses.
Purchases of treasury shares
Grupo Guascor, S.L. has not traded in treasury shares.
Significant post-balance sheet events
There have been no significant events after the 2010 year end that have not been disclosed in the 2010 accounts.

GRUPO GUASCOR, S.L. AND SUBSIDIARIES
PREPARATION OF THE CONSOLIDATED ANNUAL ACCOUNTS AND DIRECTORS’ REPORT FOR 2010
In accordance with current mercantile legislation, the Board of Directors of Grupo Guascor, S.L. has prepared the consolidated annual accounts and Directors’ Report for 2010, at 31 December, that are set out in the preceding pages.
Vitoria, on 23 March 2010

/s/ JOSEBA MIKEL GRAJALES JIMENEZ JOSEBA MIKEL GRAJALES JIMENEZ

/s/ JON IMANOL AZUA MENDIA JON IMANOL AZUA MENDIA

/s/ PEDRO LOPEZ GORRIZ PEDRO LOPEZ GORRIZ

/s/ ENRIQUE RANEDO FERNANDEZ ENRIQUE RANEDO FERNANDEZ

/s/ EMILIO JOSÉ RAMOS GOROSTIZA AXIS PARTICIPACIONES EMPRESARIALES SGECR, S.A. represented by: EMILIO JOSÉ RAMOS GOROSTIZA

/s/ FRANCISCO GÓMEZ-ZUBELDIA SÁNCHEZ FRANCISCO GÓMEZ-ZUBELDIA SÁNCHEZ

/s/ PABLO CANTALICIO PANTOJA Cajasol Inversiones de Capital, S.A.U. S.C.R. represented by: PABLO CANTALICIO PANTOJA